Exhibit 4.1

PERRIGO COMPANY LIMITED

(to be re-registered as a public limited company and renamed PERRIGO COMPANY PLC)

AND

THE GUARANTORS PARTY HERETO FROM TIME TO TIME

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

Indenture

Dated as of November 8, 2013

1.30% Senior Notes due 2016

2.30% Senior Notes due 2018

4.00% Senior Notes due 2023

5.30% Senior Notes due 2043

PERRIGO COMPANY LIMITED

Reconciliation and tie between Trust Indenture Act

of 1939 and Indenture, dated as of November 8, 2013

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	607
(a)(2)	607
(a)(5)	607
(b)	607, 608
§ 311	604
§ 312(a)	701, 702
§ 312(b)	702
§ 312(c)	702
§ 313	703
§ 314(a)	704
(a)(4)	1004
(c)(1)	102
(c)(2)	102
(e)	102
§ 315(a)	612(b)
§ 315(b)	601
§ 315(c)	612(a)
§ 315(d)	612(c)
§ 315(e)	514
§ 316(a)(last sentence)	101 (“Outstanding”)
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104(e)
§ 317(a)(1)	503
(a)(2)	504
(b)	1003
§ 318(a)	111

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

ARTICLE SEVEN HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Disclosure of Names and Addresses of Holders	61
SECTION 702. Reports by Trustee	61
SECTION 703. Reports by Company	61

ARTICLE EIGHT CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 801. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions	62
SECTION 802. Rights and Duties of Successor Corporation	62
SECTION 803. Officers’ Certificate and Opinion of Counsel	63

ARTICLE NINE SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders	63
SECTION 902. Supplemental Indentures with Consent of Holders	65
SECTION 903. Execution of Supplemental Indentures	65
SECTION 904. Effect of Supplemental Indentures	66
SECTION 905. Conformity with Trust Indenture Act	66
SECTION 906. Reference in Notes to Supplemental Indentures	66

ARTICLE TEN COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest, if any	66
SECTION 1002. Maintenance of Office or Agency	67
SECTION 1003. Money for Notes Payments to Be Held in Trust	67
SECTION 1004. Statement as to Compliance	68
SECTION 1005. Financial Reports	68
SECTION 1006. [Reserved]	69
SECTION 1007. [Reserved]	69
SECTION 1008. Corporate Existence	69
SECTION 1009. Limitation on Liens	69
SECTION 1010. Limitation on Sale and Lease-Back Transactions	71
SECTION 1011. Waiver of Certain Covenants	72
SECTION 1012. Purchase of Notes Upon Change of Control	72
SECTION 1013. Limitation on Activities of the Company Prior to Consummation of the Acquisition	74
SECTION 1014. Future Guarantors	75
SECTION 1015. Additional Amounts	75

ARTICLE ELEVEN REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article	79
SECTION 1102. Election to Redeem; Notice to Trustee	79
SECTION 1103. Selection by Trustee of Notes to Be Redeemed	79
SECTION 1104. Notice of Redemption	79
SECTION 1105. Deposit of Redemption Price	80
SECTION 1106. Notes Payable on Redemption Date	80
SECTION 1107. Notes Redeemed in Part	81
SECTION 1108. Special Mandatory Redemption	81
SECTION 1109. Optional Redemption	83
SECTION 1110. Tax Redemption	84

ARTICLE TWELVE SINKING FUNDS

SECTION 1201. Applicability of Article	85

ARTICLE THIRTEEN [RESERVED] ARTICLE FOURTEEN DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance	85
SECTION 1402. Defeasance and Discharge	86
SECTION 1403. Covenant Defeasance	86
SECTION 1404. Conditions to Defeasance or Covenant Defeasance	86
SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions	88

ARTICLE FIFTEEN [Reserved] ARTICLE SIXTEEN IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES

SECTION 1601. Exemption from Individual Liability	88

ARTICLE SEVENTEEN GUARANTEE

SECTION 1701. Guarantors’ Guarantee	89
SECTION 1702. Guarantee Unconditional	89
SECTION 1703. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances	90
SECTION 1704. Waiver by Guarantors	91
SECTION 1705. Subrogation	91
SECTION 1706. Stay of Acceleration	91

SECTION 1707. Limitation on Obligations of Guarantor	91
SECTION 1708. Scheme	92
SECTION 1709. Marshaling	92
SECTION 1710. Severability	92
SECTION 1711. Benefits Acknowledged	92
SECTION 1712. Release of Guarantees	92
SECTION 1713. Counterparts	93

Exhibit A1 – Form of 2016 Note

Exhibit A2 – Form of 2018 Note

Exhibit A3 – Form of 2023 Note

Exhibit A4 – Form of 2043 Note

Exhibit B – Form of Certificate of Transfer

Exhibit C – Form of Certificate of Exchange

Exhibit D – Form of Supplemental Indenture

v

INDENTURE, dated as of November 8, 2013 among PERRIGO COMPANY LIMITED, a limited company organized under the laws of Ireland (the “Company”), which will be re-registered as a public limited company and renamed PERRIGO COMPANY PLC at or prior to the effective time of the Acquisition (as defined below), and shall, upon such re-registration, be the “Company” hereunder, having its principal office at 33 Sir John Rogerson’s Quay, Dublin 2, Ireland, the Guarantors (as defined below) from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of: $500,000,000 aggregate principal amount of its 1.30% Senior Notes due 2016 (the “2016 Notes”), $600,000,000 aggregate principal amount of its 2.30% Senior Notes due 2018 (the “2018 Notes”), $800,000,000 aggregate principal amounts of its 4.00% Senior Notes due 2023 (the “2023 Notes”) and $400,000,000 aggregate principal amount of its 5.30% Senior Notes due 2043 (the “2043 Notes” and, together with the 2016 Notes, the 2018 Notes and the 2023 Notes, the “Initial Notes”).

This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary to make this Indenture a valid agreement of the Company, and the Guarantors, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of all Holders of the Notes or of each series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper”, as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Articles Three, Six and Fourteen are defined in those Articles.

“Acquisition” shall mean the acquisition by the Company, pursuant to a transaction agreement (the “Transaction Agreement”) between the Company, Perrigo Company, a Michigan corporation (“Perrigo”), Elan Corporation, plc, a public limited company incorporated in Ireland (“Elan”), Merger Sub and Foreign Holdco, dated as of July 28, 2013, of (i) all of the outstanding ordinary shares of Elan for cash and ordinary shares of the Company and (ii) all of the outstanding capital stock of Perrigo for consideration consisting of newly issued ordinary shares of the Company and cash.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1015.

“Additional Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 303.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for the Redemption Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, or Depositary Custodian.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of The Depository Trust Company with respect to such Global Note in each case to the extent applicable to such payment, tender, redemption, transfer or transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate and deliver Notes.

“Attributable Debt” means the present value, determined as set forth in this Indenture, of the obligation of a lessee for rental payments for the remaining term of any lease.

“Authorized Newspaper” means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Board of Directors” means either the Board of Directors of the Company or any Guarantor, as the case may be, or the Executive Committee of such Board of Directors, or in the case of any Person that does not have a Board of Directors, the Board of Directors of such Person’s ultimate managing or sole member or partner.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

“Cash Bridge Credit Facility” means the cash bridge credit agreement between the Company, Barclays Bank PLC, as Administrative Agent, HSBC Bank USA, N.A., as Syndication Agent and the lenders from time to time party thereto, dated July 28, 2013.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s (or the Company’s Affiliate Transferee’s) Voting Stock or other Voting Stock into which the Company’s (or the Company’s Affiliate Transferee’s) Voting Stock is

reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s (or the Company’s Affiliate Transferee’s) assets and the assets of the Company’s (or the Company’s Affiliate Transferee’s) Subsidiaries, taken as a whole, to one or more Persons, other than the Company or one of the Company’s (or the Company’s Affiliate Transferee’s) Subsidiaries. Notwithstanding the foregoing, a transaction referenced in clause (1) of this definition will not be deemed to be a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. Notwithstanding the foregoing, a transaction referenced in clause (2) of this definition will not be deemed a Change of Control if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company, (ii) the transferee of all or substantially all of the Company’s assets and the assets of the Company’s Subsidiaries, taken as a whole, is also a direct or indirect wholly-owned subsidiary of such holding company (such transferee, the Company’s “Affiliate Transferee”), (iii) such holding company provides a full and unconditional guarantee of the Notes and (iv)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, société anonyme, or its successors.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer, an Assistant Treasurer, its General Counsel or its Secretary, and delivered to the Trustee.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the applicable series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Company is provided fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means the total amount of the Company’s assets (less applicable reserves and other properly deductible items) after deducting (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined, and excluding short term debt and the current portion of long term debt) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the Company’s most recent consolidated balance sheet and determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Net Tangible Assets, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP that have been made by the Company or any of its Subsidiaries subsequent to the date of the most recent consolidated balance sheet of the Company and on or prior to or simultaneously with the applicable date of calculation shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations had occurred on the date of such most recent consolidated balance sheet but shall not be required to give effect to any acquisition, disposition, merger, consolidation and disposed operation, or related series of acquisitions, dispositions, mergers, consolidations and disposed operations in the ordinary course of business or that individually or in the aggregate do not exceed $50,000,000 per transaction.

“Corporate Trust Office” means the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business in respect of this Indenture shall be administered, which office on the date of execution of this Indenture is located at 10 South Wacker Drive, 13th Floor, Chicago, Illinois 60606, Attn: Corporate Trust Services, and with respect to Agent services such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations, or such other address as to which the Trustee may give notice to the Company.“corporation” includes corporations, associations, companies and business trusts.

“Currency” means any currency or currencies, composite currency or composite currencies, or currency unit or currency units issued by the government of one or more countries or by any recognized confederation or association of such governments.

“Debt” of any Person means, without duplication, (a) any notes, bonds, debentures or similar evidences of indebtedness for money borrowed and (b) any guarantees thereof.

“Defaulted Interest” has the meaning specified in Section 307.

“Definitive Note” means a certificated Note that is not a Global Note registered in the name of the Holder thereof and issued in accordance with Section 305 or Section 314 hereof, substantially in the form of Exhibits A1, A2, A3 and A4 hereto except that such Note shall not bear the Global Notes Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company, New York, New York, and its successors.

“Depositary Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Elan Guarantors” means each of Elan and each of its subsidiaries that is required to guarantee or guarantees the Permanent Credit Facilities.

“Equity Interests” means the shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Escrow Account” means a segregated account, established pursuant to the terms of the Escrow Agreement with Wells Fargo Bank, National Association, free from all Liens (other than those Liens permitted under the Escrow Agreement).

“Escrow Agent” means Wells Fargo Bank, National Association, as escrow agent under the Escrow Agreement until a successor Escrow Agent shall have become such pursuant to the applicable provisions of the Escrow Agreement, and thereafter “Escrow Agent” shall mean or include each Person who is then the Escrow Agent thereunder.

“Escrow Agreement” means the Escrow Agreement dated as of November 8, 2013, among the Company, the Trustee and the Escrow Agent, as amended, supplemented, modified, extended, renewed, restated or replaced in whole or in part from time to time.

“Escrow Property” means the net proceeds from the offering of the Notes after paying expenses of the offering and any hedging expenses payable by the Company as specified in the Escrow Agreement.

“Escrow Release Conditions” means the conditions referred to in the Director’s Certificate (as defined in the Escrow Agreement).

“Euroclear” means Euroclear Bank S.A./N.V., or its successor as operator of the Euroclear System.

“Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 314(f) hereof.

“Federal Bankruptcy Code” means the Bankruptcy Act or Title 11 of the United States Code, as amended from time to time.

“Funded Debt” means all Debt which (i) has a final maturity, or a maturity renewable or extendable at the option of the Company, more than one year after the date as of which Funded Debt is to be determined and (ii) ranks at least equally with the Notes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, that are in effect from time to time, it being understood that, for purposes of the Indenture, all references to codified accounting standards specifically named in the Indenture shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP. At any time after the Issue Date, the Issuer may elect, for all purposes of the Indenture, to apply IFRS accounting principles (or any successor, replacement, amended or updated accounting principles to IFRS that are then in effect in the Issuer’s jurisdiction of organization) in lieu of GAAP, and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect from time to time (or such successor, replacement, amended or updated accounting principles); provided that (1) from and after such election, all financial statements and reports required to be provided pursuant to the Indenture (and all financial statements and reports required to be filed with the Securities and Exchange Commission or that are otherwise provided to shareholders) shall be prepared on the basis of IFRS (or such successor, replacement, amended or updated accounting principles), (2) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS (or such successor, replacement, amended or updated accounting principles) with retroactive effect being given thereto assuming that such election had been made on the issue date of the notes and (3) all accounting terms and references in the Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS (or such successor, replacement, amended or updated accounting principles). The Issuer shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes promptly after having made such election (and in any event, within 15 days thereof).

“Global Note” or “Global Notes” has the meaning provided in Section 201.

“Global Notes Legend” means the legend set forth in Section 314(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Government Obligations” means, securities which are (i) direct obligations of the government which issued the Currency in which the Notes of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the Currency in which the Notes of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such Currency and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the guarantee by any Guarantor of the Company’s obligations under this Indenture.

“Guarantor “ means Merger Sub, Foreign Holdco and any Person that is required after the Issue Date to execute a Guarantee of the Notes pursuant to Section 1014 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Barclays Capital Inc. and HSBC Notes (USA) Inc.

“interest” with respect to the Notes means interest and Additional Interest, if any, payable with respect thereto.

“Interest Payment Date”, when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company.

“Issue Date” means November 8, 2013.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means any mortgage, pledge, security interest or other lien or encumbrance.

“Maturity”, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its ratings agency business.

“Non U.S. Person” means a Person who is not a United States person.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Offering Memorandum” means the confidential offering memorandum, dated November 5, 2013, relating to the sale of the Initial Notes.

“Officers’ Certificate” means (i) as it relates to the Company a certificate signed by the Chairman of the Board, the President, any Vice President of the Company, and by the Chief Financial Officer, Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary of the Company and (ii) as it relates to any Guarantor, a certificate signed by the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, Treasurer, the Secretary, any Assistant Treasurer or an Assistant Secretary of the such Guarantor, or if the Company or a Guarantor does not have such officers, a director, and in the case of either (i) or (ii) delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or any Guarantor, including an employee of the Company or any Guarantor, and or any other counsel who shall be reasonably acceptable to the Trustee.

“Outstanding”, when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

(iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any Guarantor or any other obligor upon the Notes or any Affiliate of the Company or any Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company, any Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Guarantor or of such other obligor.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary, including Euroclear and Clearstream.

“Paying Agent” means initially Wells Fargo Bank, National Association, and thereafter any other Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Notes on behalf of the Company.

“Payor” has the meaning specified in Section 1015.

“Permanent Credit Facilities” means (i) the term loan credit facility and other credit facilities under that certain credit agreement, dated September 6, 2013, among the Company, the lenders from time to time party thereto, Barclays Bank PLC, as Administrative

Agent, HSBC Bank USA, N.A., as Syndication Agent, and the other agents party thereto from time to time and (ii) the revolving credit facility and other credit facilities under that certain revolving credit agreement, dated September 6, 2013, among the Company, the lenders from time to time party thereto, Barclays Bank PLC, as Administrative Agent, HSBC Bank USA, N.A., as Syndication Agent, and the other agents party thereto from time to time, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Perrigo Guarantors” means each of Perrigo and each of its subsidiaries that is required to guarantee or guarantees the Permanent Credit Facilities.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, when used with respect to the Notes of or within any series, the place or places where the principal of (and premium, if any) and interest, if any, on such Notes are payable as specified as contemplated by Sections 1002.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Property” means, as of any date, any building structure or other facility together with the underlying land and its fixtures, used primarily for manufacturing, processing, research, warehousing, distribution or production, and owned or leased or to be owned or leased by the Company or any Restricted Subsidiary, and in each case the gross book value of which as of such date exceeds 1.5% of Consolidated Net Tangible Assets measured as of the end of the most recent quarter for which financial statements are available, other than any such land, building, structure or other facility or portion thereof which, in the opinion of the Company’s board of directors, is not of material importance to the business conducted by the Company and its Subsidiaries, considered as one enterprise.

“Private Placement Legend” means the legend set forth in Section 314(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Company) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on a series of Notes is lowered by each of the Rating Agencies and such series of Notes is rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the Company’s intention to effect a Change of Control, provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control triggering event) if each Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Redemption Date”, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of Barclays Capital Inc. and HSBC Notes (USA) Inc. and their respective successors and, at the Company’s option, additional Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding the Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 8, 2013, among the Company, the Guarantors and the other parties named on the signature pages thereof, and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company the Guarantors and the other parties named on the signature pages thereof, as such agreements may be amended from time to time.

“Registered Note” means any Note registered in the Note Register.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Registered Notes of or within any series means the close of business on the fifteenth day (whether or not that date is a Business Day) immediately preceding Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibits A1, A2, A3, and A4 hereto bearing the Private Placement Legend, Global Note Legend, the Regulation S Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S; provided that any such Regulation S Global Note shall be deemed to be a “temporary global security” for purposes of Rule 904 under Regulation S until the expiration of the Restricted Period.

“Regulation S Global Note Legend” means the legend set forth in Section 314(g)(v) to be placed on the Regulation S Global Note.

“Repayment Date” means, when used with respect to any Note to be repaid at the option of the Holder, the date fixed for such repayment by or pursuant to this Indenture.

“Repayment Price” means, when used with respect to any Note to be repaid at the option of the Holder, the price at which it is to be repaid by or pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend and the Global Notes Legend.

“Restricted Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor Note.

“Restricted Subsidiary” means any Subsidiary organized in the United States or an entity which could secure the Notes with a Principal Property without there being adverse tax consequences to the Issuer or its subsidiaries.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Notes” has the meaning specified in Section 201.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and any successor to its ratings agency business.

“Sale and Lease-Back Transactions” means any arrangement with any Person (excluding transactions between the Company and a Restricted Subsidiary) providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property that the Company or such Restricted Subsidiaries have sold or transferred or are about to sell or transfer to such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 305.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date on which Notes are initially issued.

“Special Mandatory Redemption” has the meaning specified in Section 1108.

“Special Mandatory Redemption Date” has the meaning specified in Section 1108.

“Special Mandatory Redemption Price” has the meaning specified in Section 1108.

“Special Record Date” for the payment of any Defaulted Interest on the Registered Notes of or within any series means a date fixed by the Company pursuant to Section 307.

“Stated Maturity”, when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation or other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company (or if such term is used with reference to any other Person, by such other Person).

“Taxes” has the meaning specified in Section 1015.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as amended to the extent required by law or as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided, however, that, if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series shall mean only the Trustee with respect to Notes of that series.

“United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction which includes Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“United States person” means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Notes” means any Note in global form that does not bear or is not required to bear the Private Placement Legend.

“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of that person that is at the time entitled to vote generally in the election of the board of directors of that person.

SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as applicable, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided, however that no such Officers’ Certificate and Opinion of Counsel will be required for the initial issuance of Notes under this Indenture.

Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.

SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or any Guarantor, as applicable, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or such other Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The principal amount and serial numbers of Registered Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d) [Reserved]

(e) If the Company shall solicit from the Holders of Registered Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105. Notices, Etc. to Trustee and Company and any Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, or

(2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or overnight air courier guaranteeing next day delivery, to the Company or any Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Indenture, Attention: Director or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Trustee in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions or directions notwithstanding such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction or if the subsequent written instruction or direction is never received. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders of Registered Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of Registered Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders of Registered Notes. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders of Registered Notes when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders may be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107. Effect of Headings and Table of Contents. The Article, the TIA cross reference table and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

SECTION 109. Separability Clause. In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 110. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Note Registrar and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 111. Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 112. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note other than a provision in the Notes of any series which specifically states that such provision shall apply in lieu of this Section), payment of principal (and premium, if any) or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or Repayment Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or Maturity, as the case may be.

SECTION 113. Submission to Jurisdiction. The Company and each Guarantor not organized in the United States shall appoint Corporation Service Company, with an office at 1180 Avenue of the Americas, Suite 210, New York, NY 10036 as its agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes and the Guarantees and for actions brought under the United States federal or state securities laws brought in any United States federal or state court located in the Borough of Manhattan in the County and City of New York. The Company and each Guarantor irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York over any suit, action or proceeding arising out of or relating to this Indenture, the Notes or the Guarantees and for actions brought under the United States federal or state securities laws. Service of any process, summons, notice or document by registered mail addressed to the Company or any Guarantor at the address above shall be effective service of process against the Company or any Guarantor for any suit, action or proceeding brought in any such court. The Company and each Guarantor irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and each Guarantor and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company and each Guarantor further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit, action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

SECTION 114. Waiver of Immunity. To the extent that each of the Company and the Guarantors, or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company and the Guarantors, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any New York state or United States federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Company and the Guarantors or any other matter under or arising out of or in connection with this Indenture, each of the Company and the Guarantors hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

SECTION 115. Waiver of Jury Trial. EACH OF THE COMPANY, EACH GUARANTOR, EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 116. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 117. Currency Indemnity. The U.S. dollar shall be the sole currency of account and payment for all sums payable by the Company or any Guarantor under or in connection with the Notes, including damages. If, for the purposes of obtaining judgment in any court in any jurisdiction in connection with the Notes, it becomes necessary to convert into a particular currency the amount due under or in connection with the Notes, then conversion shall be made at the rate of exchange prevailing on the day the decision became enforceable (or if such day is not a Business Day, the next preceding Business Day) at the place where it was rendered. The Company’s or any Guarantor’s obligations under or in connection with the Notes shall be discharged only to the extent that the relevant Holder is able to purchase in the London foreign exchange markets in accordance with normal banking procedures, on the date of the relevant receipt or recovery by it (or, if it is not practicable to make such purchase on such date, on the first date on which it is practicable to do so), U.S. dollars in the amount originally due to it (whether pursuant to any judgment or otherwise) with any other currency paid to that Holder. If the Holder cannot purchase U.S. dollars in the amount originally to be paid, the Company or such Guarantor shall indemnify the Holder for any resulting loss or damage sustained by it and pay the difference. If the amount of U.S. dollars purchased exceeds the amount originally to be paid to such Holder, the Holder shall reimburse the excess to the Company or such Guarantor. The Holder shall not be obligated to make this reimbursement if the Company or such Guarantor is in default of its obligations under the Notes. The indemnity undertaken by the Company and each Guarantor in favor of the Holders as described in this paragraph shall constitute an obligation separate and independent from the other obligations contained in this Indenture, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by the Holder of any note or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under or in connection with the Notes or under any judgment or order.

SECTION 118. Consent to Creation of Distributable Reserves. Each Holder of a Note by its acceptance thereof irrevocably consents, to the fullest extent permitted by applicable law, to the creation of distributable reserves by reducing some or all of the share premium of the Company resulting from the issuance of ordinary shares of the Company in connection with the scheme of arrangement pursuant to which the Acquisition is to be consummated, as described in the Offering Memorandum. U.S.A. Patriot Act. The Company and the Guarantors acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

SECTION 120. Documents Upon Request. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Escrow Agreement. Requests may be made to:

Perrigo Company Limited

Harcourt Street

3rd Floor, Europa House

The Harcourt Center

Dublin 2, Ireland

With a copy to:

Perrigo Company

Attn: General Counsel

515 Eastern Avenue

Allegan, Michigan 49010

and

Fried, Frank, Harris, Shriver & Jacobson LLP

1 New York Plaza

New York, New York 10004

Facsimile: 212-859-4000

Attention: Stuart Gelfond

ARTICLE TWO

NOTE FORMS

SECTION 201. Forms Generally. The 2016 Notes shall be substantially in the form annexed hereto as Exhibit A1, the 2018 Notes shall be substantially in the form annexed hereto as Exhibit A2, the 2023 Notes shall be substantially in the form annexed hereto as Exhibit A3, and the 2043 Notes shall be substantially in the form annexed hereto as Exhibit A4, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Trustee’s certificate of authentication with respect to the Notes of each series shall be substantially in the form set forth in Section 202 hereof. The Notes of each series may have notations, legends or endorsements required by law or stock exchange agreements to which the Company or any Guarantor is subject. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes.

The terms and provisions contained in the form of the Notes of each series annexed hereto as Exhibits A1 (in the case of the 2016 Notes), A2 (in the case of the 2018 Notes), A3 (in the case of the 2023 Notes) and A4 (in the case of the 2043 Notes) shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Company shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of the Notes upon the written request of such Holder.

Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form in substantially the form set forth in Exhibit A1 (in the case of the 2016 Notes), A2 (in the case of the 2018 Notes), A3 (in the case of the 2023 Notes) and A4 (in the case of the 2043 Notes) (the “Rule 144A Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as herein provided.

Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes in registered form in substantially the form set forth in Exhibit A1 (in the case of the 2016 Notes), A2 (in the case of the 2018 Notes), A3 (in the case of the 2023 Notes) and A4 (in the case of the 2043 Notes) (the “Regulation S Global Notes”), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as herein provided. The Restricted Period will be terminated pursuant to Applicable Procedures. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

The Rule 144A Global Notes, the Regulation S Global Notes and the Unrestricted Global Notes are sometimes referred to herein as the “Global Notes.”

The Trustee’s certificate of authentication on all Notes shall be in substantially the form set forth in this Article.

The Definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 202. Form of Trustee’s Certificate of Authentication. Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By
Authorized Signatory

SECTION 203. Notes Issuable in Global Form. If Notes of or within a series are issuable in global form, any such Note shall represent such of the Outstanding Notes of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Notes of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Notes of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Note in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304 or as otherwise provided in Section 314. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Note in global form shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Section 307, payment of principal of (and premium, if any) and interest, if any, on any Note in permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 309 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Notes represented by a permanent global Note, the Holder of such permanent global Note in registered form. The Depository Trust Company shall be the initial Depositary for the Notes and the Trustee shall initially act as Depositary Custodian. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

ARTICLE THREE

THE NOTES

SECTION 301. Notes. There are to be authenticated and delivered $500,000,000 principal amount of 2016 Notes, $600,000,000 principal amount of 2018 Notes, $800,000,000 principal amount of 2023 Notes and $400,000,000 principal amount of 2043 Notes. Additional Notes of any series may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes of such series and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes of such series; provided, that any Additional Notes that are not fungible for U.S. federal income tax purposes with the Initial Notes of such series shall be issued under a separate CUSIP number. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. No Notes of a series shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 304, 305, 306, 906 or 1107.

SECTION 302. Denominations, Form and Currency. Except as provided in this Indenture, the Notes will be issued in registered, global form in minimum denominations of $200,000 and integral multiples of $1,000 in excess of $200,000 and shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

SECTION 303. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chairman, its President, a Vice President, its General Counsel, its Treasurer, its Secretary or any Director. The signature of any of these persons on the Notes may be the manual or facsimile signatures of the present or any future such authorized person and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers or who served as directors of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices or serve as director prior to the authentication and delivery of such Notes or did not hold such offices or serve as director at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall, upon receipt of a Company Order, authenticate and deliver any Additional Notes and Exchange Notes in an aggregate principal amount specified in such Company Order for such Additional Notes or Exchange Notes issued hereunder, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes. The Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company and the Guarantors covering such matters as the Trustee may reasonably request in connection with such authentication of such Notes.

The Trustee shall not be required to authenticate and deliver any such Notes if the issuance of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Registered Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

SECTION 304. Temporary Notes. Pending the preparation of definitive Notes of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes. In the case of Notes of any series, such temporary Notes may be in global form.

Except in the case of temporary Notes in global form (which shall be exchanged in accordance with Section 201), if temporary Notes of any series are issued, the Company will cause definitive Notes of that series to be prepared without unreasonable delay. After the preparation of definitive Notes of such series, the temporary Notes of such series shall be exchangeable for definitive Notes of such series, upon surrender of the temporary Notes of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of the same series and tenor of authorized denominations. Until so exchanged the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series.

SECTION 305. Registration, Registration of Transfer and Exchange. (a) The Company shall cause to be kept a register for each series of Notes (the registers maintained in the Corporate Trust Office of the Trustee or in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Notes and of transfers of Registered Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the “Note Registrar”) for the purpose of registering Registered Notes and transfers of Registered Notes as herein provided.

Upon surrender for registration of transfer of any Registered Note of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Notes of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

At the option of the Holder, Registered Notes of any series may be exchanged for other Registered Notes of the same series and tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Notes to be exchanged at such office or agency. Whenever any Registered Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Notes which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, any permanent global Note shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent global Note is entitled to exchange such interest for Notes of such series and of like tenor and principal amount of another authorized form and denomination, provided that any applicable notice provided in the permanent global Note shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Note, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent global Note shall be surrendered by or on behalf of the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Notes without charge, and the Trustee shall authenticate and deliver in accordance with instructions from the applicable depositary (including instructions as to the registration of Registered Notes), in exchange for each portion of such permanent global Note, an equal aggregate principal amount of definitive Notes of the same series of authorized denominations and of like tenor as the portion of such permanent global Note to be exchanged which shall be in the form of Registered Notes; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending on the relevant Redemption Date, if the Note for which exchange is requested may be among those selected for redemption. If a Registered Note is issued in exchange for any portion of a permanent global Note after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Note is payable in accordance with the provisions of this Indenture.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Registered Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange Notes of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes of that series under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

(b) A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed within 90 days after the Company receives such notice or becomes aware of such cessation; (ii) the Company, at its option and subject to The Depository Trust Company’s procedures, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; or (iii) there has occurred and is continuing an Event of Default with respect to the Notes (although Regulation S Global Notes at the Company’s election pursuant to this clause may not be exchanged for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S and Section 201). Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 304, Section 306 and Section 314. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this paragraph, Section 304 or Section 306 or Section 314, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Sections 314(c) or (e). A Global Note may not be exchanged for another Note other than as provided in Section 305; provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 314(b) and (c).

SECTION 306. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

If there shall be delivered to the Company, any Guarantor and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note of any series, issued pursuant to this Section in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307. Payment of Interest; Interest Rights Preserved. (a) Interest on any Registered Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Registered Note may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Note Register or (ii) transfer to an account maintained by the payee located inside the United States.

Any interest on any Registered Note of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Notes of such series (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.

The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Note of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Registered Notes of such series at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes of such series (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest on the Registered Notes of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b) [Reserved]

SECTION 308. [Reserved]

SECTION 309. Persons Deemed Owners. Prior to due presentment of a Registered Note for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Registered Note is registered as the owner of such Registered Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

None of the Company, any Guarantor, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Note or impair, as between such depositary and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Note.

SECTION 310. Cancellation. All Notes surrendered for payment, redemption, repayment at the option of the Holder, or for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered, shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes shall be disposed of by the Trustee in accordance with its customary procedures and upon request the Trustee shall deliver its certificate of such disposition to the Company.

SECTION 311. Computation of Interest. Interest on the Notes of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 312. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

SECTION 313. [Reserved].

SECTION 314. Transfer and Exchange.

(a) [Reserved].

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Notes. Beneficial interests in any Restricted Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Notes in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Notes may not be made to a United States person or for the account or benefit of a United States person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Notes. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 314(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 314(b)(i), the transferor of such beneficial interest must deliver to the Note Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Note Registrar of any certificates required pursuant to Section 201; provided, further, that in no event shall a beneficial interest in an Unrestricted Global Note be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Company. Upon consummation of an Exchange Offer by the Company in accordance with Section 314(f) hereof, the requirements of this Section 314(b)(ii) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 314(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 314(b)(ii) and the Note Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 314(b)(ii) and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to the shelf registration statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer and in accordance with the Registration Rights Agreement; or

(D) the Note Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 305(b) and receipt by the Note Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Notes proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly pursuant to Section 314(h), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 314(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 314(c)(i), other than pursuant to clause (D) or (F) above, shall bear the Private Placement Legend and the Regulation S Global Note Legend, as applicable, and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Global Note to Definitive Note. Notwithstanding Section 314(c)(i)(A) and (C), a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Note Registrar of any certificates required pursuant to Section 201, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Note to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 305(b) and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer, (2) a person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Notes proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 305(b) and satisfaction of the conditions set forth in Section 314(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly pursuant to Section 314(h), and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 314(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 314(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable Rule 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Note. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 314(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Note. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303, the Trustee shall authenticate one or more Unrestricted Global Note in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 314(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 314(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker dealer participating in the Exchange Offer, (2) a Person participating in the distribution of Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a shelf registration statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer participating in the Exchange Offer pursuant to the registration statement filed in connection with the Exchange Offer in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 303 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Note accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers participating in the Exchange Offer, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers participating in the Exchange Offer, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly and will cause the aggregate principal amount of the Unrestricted Global Note to be increased accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS NOTE AND THE GUARANTEES THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES THAT IT WILL NOT, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE NOTES UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(D) ABOVE, PERRIGO COMPANY LIMITED RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES

LAWS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 314 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 314 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 310 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) [Reserved].

(iv) [Reserved].

(v) Regulation S Global Note Legend. Each temporary Regulation S Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.”

(h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 310. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly, and an endorsement shall be made on the Schedule of Exchanges of Interests to such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 314 to effect a registration of transfer or exchange may be submitted by facsimile or electronically via .pdf transmission.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Participants, Indirect Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof

(iii) Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Notes specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Notes of such series expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series when

(1) either

(A) all Notes of such series theretofore authenticated and delivered (other than (i) Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes of such series for whose payment money has theretofore been deposited with the Trustee or any Paying Agent and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B) all Notes of such series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable by the reason of the mailing of a notice of redemption or otherwise, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Trustee to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE FIVE

REMEDIES

SECTION 501. Events of Default. With respect to the Notes of any series,“Event of Default,” wherever used herein with respect to Notes of such series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on or any Additional Amounts payable in respect of the Notes of such series, as and when such interest or Additional Amounts becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of all or any part of the principal of (and premium, if any, on) the Notes of such series as and when the same becomes due and payable either at Maturity, upon redemption, by declaration or otherwise; or

(3) default in the payment of the purchase price of any Notes of such series the Company is required to purchase pursuant to Section 1012; or

(4) default in the performance, or breach, of any covenant, warranty or agreement in respect of the Notes of such series in this Indenture or any supplemental indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, return receipt requested, or by overnight courier guaranteeing next day delivery and providing written confirmation thereof, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(6) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a receiver, liquidator, custodian, trustee, sequestrator or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing of its inability to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

No Event of Default with respect to a particular series of Notes issued under this Indenture necessarily constitutes an Event of Default with respect to any other series of Notes issued hereunder. If an Event of Default specified in paragraphs (5) or (6) above occurs and is continuing, then, and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the entire principal of all the Outstanding Notes, or such lesser amount as may be provided for in the Notes of any series, and interest accrued thereon shall automatically become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder.

SECTION 502. Acceleration of Maturity; Rescission and Annulment. With respect to the notes of any series, if an Event of Default with respect to Notes of such series at the time Outstanding occurs and is continuing (other than an Event of Default of the type specified in clause (5) or (6) of Section 501), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes of that series may declare the principal amount of all of the Notes of that series (or of all series, as the case may be) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Notes of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A) all overdue interest, if any, on all Outstanding Notes of that series (or of all series, as the case may be),

(B) all unpaid principal of (and premium, if any, on) any Outstanding Notes of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes,

(C) interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Notes, and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Notes of that series (or of all series, as the case may be), other than the non-payment of amounts of principal of (or premium, if any) or interest, if any, on Notes of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

In case the Trustee or Holders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holders, then in every such case the Company, the Guarantors, the Trustee and the Holders of the Notes shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantors and the Trustee shall continue as though no such proceedings had been taken.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:

(1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, or upon redemption or upon declaration or otherwise,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes the whole amount then due and payable on such Notes for principal (and premium, if any) and/or interest, and interest, if any, on any overdue principal (and premium, if any) and on any overdue interest, if any, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any expenses, advances or liabilities incurred by the Trustee hereunder other than through its negligence or willful misconduct.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes, including the Guarantors, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, including the Guarantors, wherever situated.

If an Event of Default with respect to Notes of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes of such series (or of all series, as the case may be) granted in this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim for the whole amount of principal (and premium, if any), owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof out of the estate in any such proceeding, shall be unpaid for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article or the Escrow Agreement, and after an Event of Default any money or other property distributable in respect of the Company’s or Guarantor’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 606;

Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest respectively; and

Third: The balance, if any, to the Person or Persons entitled thereto.

The Trustee may fix a record date and payment date for any payment distributable to Holders of Notes pursuant to this Section 506.

SECTION 507. Limitation on Suits. No Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of that series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Notes of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of not less than a majority in principal amount of the Outstanding Notes of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same series or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes of the same series.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) and in such Note, of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on, such Note on the respective due dates expressed in such Note (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders. With respect to the Notes of any series, the Holders of not less than a majority in principal amount of the Outstanding Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Notes of such series not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unjustly prejudicial to such Holders).

SECTION 513. Waiver of Past Defaults. Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Notes of any series may on behalf of the Holders of all the Notes of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in respect of the payment of the principal of (or premium, if any) or interest, if any, on any Note, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected.

Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 514 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 508 hereof, or, with respect to any series of Note, a suit by Holders of more than 10% in principal amount of the then outstanding Notes of such series.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Note of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes of such series; and provided further that, in the case of any default or breach of the character specified in Section 501(4) with respect to Notes of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.

SECTION 602. Certain Rights of Trustee. Subject to the provisions of TIA Section 315(a) through 315(d) and Section 612:

(1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Company or the Guarantors of any of their covenants in this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be deemed to have notice of any default hereunder or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice by the Company or by the Holders of at least 25% of the aggregate principal amount of the Notes of the series to which such Event of Default relates, of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as Agent or otherwise, and each agent, custodian and other Person employed to act hereunder, provided, that the Company has approved the appointment of such agent, custodian or other Person, such approval not to be unreasonably withheld; and

(11) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(12) In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(13) The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

(14) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness, or in the Offering Memorandum or any other document in connection with the sale or distribution of the Notes. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or Guarantees except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.

SECTION 604. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

SECTION 605. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 606. Compensation and Reimbursement. The Company and the Guarantors, jointly and severally agree:

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

(3) to indemnify the Trustee and its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company and the Guarantors under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee or the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company and the Guarantors, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 501(5) or (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. “Trustee” for the purposes of this Section 606 shall include any predecessor Trustee; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 607. Corporate Trustee Required; Eligibility; Conflicting Interests. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and (5) and shall have a combined capital and surplus of at least 5 million Dollars. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee is subject to TIA Section 310(b). However, in the event that the Trustee acquires any conflicting interest as described in the TIA (as in effect at such time), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. There shall be excluded from the operation of TIA Section 310(b)(i) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company or any of the Guarantors are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(i) are met.

SECTION 608. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

(b) The Trustee may resign at any time with respect to the Notes of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(c) The Trustee may be removed at any time with respect to the Notes of any series by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series). If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any series and each appointment of a successor Trustee with respect to the Notes of any series to the Holders of Notes of such series in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes of such series and the address of its Corporate Trust Office.

SECTION 609. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms “Indenture” and “Notes” shall have the meanings specified in the provisos to the respective definitions of those terms in Section 101 which contemplate such situation.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers, trusts and duties referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 610. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 611. Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes of such series and the Trustee shall give written notice of such appointment to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating

Agent, having a combined capital and surplus of not less than 5 million Dollars and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes of the series with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

If an appointment with respect to one or more series is made pursuant to this Section, the Notes of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee

By
as Authenticating Agent

By
Authorized Signatory

SECTION 612. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture.

(2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Notwithstanding anything to the contrary contained herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 612.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received from the Holders of a majority in principal amount of the Outstanding Notes of any series pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 612 and to the provisions of the Trust Indenture Act.

(e) The Trustee shall not be liable for interest on any assets received by it, except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 613. Authority to Enter into Escrow Agreement .

The Trustee is authorized and directed to execute, deliver and perform its duties under the Escrow Agreement.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company To Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(1) semi-annually, not later than May 1 and November 1 each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of each series as of the April 15 and October 15 preceding such May 1 or November 1, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, so long as the Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 702. Disclosure of Names and Addresses of Holders. Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b). The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes shall be as provided by the Trust Indenture Act

SECTION 703. Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable.

SECTION 704. Reports by Company.

(1) The Company shall file with the Trustee and the Commission, and transmit to Holders, information, documents and other reports and such summaries thereof as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant to the Trust Indenture Act; provided that such information, documents and reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission;

(2) Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s, as the case may be, compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 801. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. Notwithstanding anything contained herein or in any of the Notes, the Company may consolidate with or merge with or into or amalgamate or convert into any other corporation, limited liability company, limited partnership or other legal entity and the Company may sell, lease or convey all or substantially all of its assets to any legal entity organized and existing under the laws of the United States of America or a State thereof and any country in the European Union, the United Kingdom, Canada, Israel, or Switzerland; provided, that in any such case, either the Company shall be the surviving entity, or the successor entity shall, pursuant to a supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such successor entity, expressly assume all of the Company’s obligations under this Indenture, the Notes and the Registration Rights Agreement.

SECTION 802. Rights and Duties of Successor Corporation. . In the case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture, the Notes, and the Registration Rights Agreement. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

SECTION 803. Officers’ Certificate and Opinion of Counsel. The Trustee, subject to the provisions of Sections 602 and 612, shall be provided an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption and any such supplemental indenture, if any, complies with the provisions of this Article, that all conditions precedent herein provided relating to such transactions have been complied with, and that any supplemental indenture will be the legal, valid and binding obligation of the Company or any successor entity in accordance with its terms. In addition, the Issuer shall deliver an Opinion of Counsel to the Trustee confirming that, subject to customary assumptions and exclusions, such assumption shall not cause holders of the Notes of any series to recognize income, gain or loss for U.S. federal income tax purposes with respect to their ownership of the Notes of such series solely as a result of such assumption.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution, the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes contained; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to change or eliminate any restrictions on the payment of principal (or premium, if any) on Notes or to permit or facilitate the issuance of Notes in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Notes of any series in any material respect; or

(4) to add to, change or eliminate any provision of this Indenture; provided, that any such addition, change or elimination (i) shall become effective only when there are no Notes Outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Notes Outstanding; or

(5) to establish the form or terms of Notes of any series as permitted by Sections 201 and 301; or

(6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609(b); or

(7) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein; or

(8) to make any other provisions with respect to matters or questions arising under this Indenture that shall not adversely affect the interest of the Holders of Notes of any series in any material respect; or

(9) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Notes, as herein set forth; or.

(10) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series of Notes stating that such Events of Default are expressly being included solely to be applicable to such series); or

(11) to conform the text of this Indenture, any Notes and any guarantees to any provision of the “Description of the Notes” section or other relevant section describing the terms of such securities of the applicable prospectus, prospectus supplement or other offering circular or memorandum to the extent that such provision in the “Description of the Notes” was intended to be a substantially verbatim recitation of a provision of this Indenture, such Notes or such guarantee, which intent shall be evidenced by an Officers’ Certificate to that effect; or

(12) to add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act; provided, that such action shall not adversely affect the interest of the Holders of the Notes of any series in any material respect; or

(13) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes pursuant to Sections 401, 1402 and 1403; provided that any such action pursuant to this clause shall not adversely affect the interests of the Holders of Notes of any series in any respect; or

(14) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(15) to provide for the guarantee, or to secure, of all or any series of Notes.

SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or of modifying in any manner the rights of the Holders of Notes of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note of such series affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note of such series, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1015 (except as contemplated by Section 801 and permitted by Section 901(1)), or reduce the amount of the principal of a Note of such series that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

(2) reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3) modify any of the provisions of this Section, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note of such series.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Notes, or that modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be given, and (subject to Section 612) shall be fully protected in relying upon, an Opinion of Counsel and

Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and an Opinion of Counsel that such supplemental indenture will be the legal, valid and binding obligation of the Company and the Guarantors. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 906. Reference in Notes to Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium, if any, and Interest, if any. The Company covenants and agrees for the benefit of each series of Notes that it will duly and punctually pay the principal of (and premium, if any) and interest, if any, on the Notes of that series in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company agrees to provide the Trustee with prompt written notice of a Registration Default under the Registration Rights Agreement, of the time from which the Additional Interest provided for thereunder accrues and of any cure of such Registration Default. Whenever in this Indenture there is mentioned, in any context, the payment of the interest on or in respect of any Note of a series, such mention shall be deemed to include mention of the payment of Additional Interest provided for in the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to such Agreement and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made. The Trustee may provide a copy of such

Officers’ Certificate or other notice received from the Issuer relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a notice, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee written notice setting forth the particulars of such payment.

SECTION 1002. Maintenance of Office or Agency. If the Notes of a series are issuable only as Registered Notes, the Company will maintain in each Place of Payment for any series of Notes an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes of that series and this Indenture may be served.

The Company may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 1003. Money for Notes Payments to Be Held in Trust. If the Company or any Guarantor shall at any time act as Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, prior to or on each due date of the principal of (and premium, if any) or interest, on any Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (or premium, if any) or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Paying Agent (other than the Trustee) for any series of Notes to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1) hold all sums held by it for the payment of the principal of (and premium, if any) and interest, on Notes of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company or any Guarantor (or any other obligor upon the Notes of such series) in the making of any payment of principal of (or premium, if any) or interest, on the Notes of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company or a Guarantor, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Note of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company or a Guarantor) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement as to Compliance. The Company, and if required by the TIA, each Guarantor, will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s and such Guarantor’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 1005. Financial Reports. For so long as any of the Notes remain outstanding and have not become freely tradeable without restrictions by non-affiliates of the Company pursuant to Rule 144 under the Securities Act or exchanged for Notes registered under the Securities Act pursuant to the Registration Rights Agreement, the Company shall furnish to the Holders of the Notes and prospective investors, upon their request, with a copy to the Trustee the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the same is available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or successor system). The Company shall make the above information and reports available to securities analysts and prospective investors upon request.

SECTION 1006. [Reserved].

SECTION 1007. [Reserved].

SECTION 1008. Corporate Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company and any Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and not disadvantageous in any material respect to the Holders.

SECTION 1009. Limitation on Liens. The Company will not itself, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and any guarantees thereof (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and any guarantees thereof being hereinafter in this Section and Section 1010 called “Debt”), secured by any mortgage, pledge, security interest or other lien or encumbrance (such mortgages, pledges, security interests, liens and encumbrances being hereinafter in this Section, and in Section 1010 collectively called “Liens”), on any Principal Property of the Company or any Restricted Subsidiary, or on the Capital Stock of any Restricted Subsidiary owned or held by the Company or any other Restricted Subsidiary, without effectively providing that the Notes (together with, if the Company shall so determine, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Notes), shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the sum of the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Company and its Restricted Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 1010) existing at such time (other than Sale and Leaseback Transactions permitted by Sections 1010(2) and 1010(3)) would not exceed an amount equal to 15% of Consolidated Net Tangible Assets; provided, however, that nothing contained in this Section 1009 shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 1009, Debt secured by:

(1) Liens existing as of the date of this Indenture on any property or assets of the Company or any Restricted Subsidiary;

(2) Liens that secure Debt owing to the Company or another Restricted Subsidiary;

(3) Liens on any assets of any entity existing at the time such entity becomes a Restricted Subsidiary or at the time such entity is merged or consolidated with or into the Company or any Restricted Subsidiary, but only insofar as such Liens do not attach to any other assets of the Company or any Restricted Subsidiary;

(4) Liens on any property or assets existing at the time of acquisition thereof;

(5) Liens or any property or assets securing the payment of all or any part of the purchase price or construction cost thereof (including improvements thereon) or securing any Debt incurred or assumed for the purpose of financing all or any part of the purchase price or construction cost thereof if such Lien attaches concurrently with or within 180 days after the acquisition of such property or assets or shares of stock or Debt or the completion of any such construction, whichever is later, (provided the principal amount of the Debt secured by any such Lien, together with all other Debt secured by a Lien on such property or assets or shares of stock or Debt, does not exceed the purchase price of such property or assets or the cost of such improvement);

(6) Liens incurred or assumed in connection with an issuance of pollution control or industrial revenue bonds or similar financing;

(7) Liens imposed by law for taxes, fees, assessments or other governmental charges that are not delinquent or for which (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles or (ii) the failure to make payment pending such contest could not reasonably be expected to result in a material adverse effect on the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole (such, a “Material Adverse Effect”);

(8) any (i) minor survey exceptions, minor encumbrances, minor title defects or irregularities, easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and (ii) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business, that in each case do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Restricted Subsidiary;

(9) any Liens, pledges or deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security and similar laws or regulations;

(10) any Lien on any Debt of any joint ventures;

(11) judgment Liens in respect of judgments for the payment of money aggregating to less than the greater of $75,000,000 and 3% of Consolidated Net Tangible Assets;

(12) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens, or property securing payment for services rendered in respect of such property, in each case that are imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or for which (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

(13) any Liens or deposits incurred to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(14) statutory and contractual Liens in favor of landlords on real property leased by the Company or any Restricted Subsidiary, provided that the Company or such Restricted Subsidiary is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property, except where the failure to be current in payment would not, individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect; or

(15) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (1) through (14) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets, shares of stock or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and any other property or assets not then constituting a Principal Property) and (2) the Debt secured by such Lien at such time is not increased.

SECTION 1010. Limitation on Sale and Lease-Back Transactions. The Company will not itself, and will not permit any Restricted Subsidiary to, enter into any “Sale and Leaseback Transaction” unless:

(1) The Attributable Debt of the Company and its Restricted Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions existing at such time (other than Sale and Leaseback Transactions permitted by Sections 1010(2) and 1010(3)), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding, or on the Capital Stock of any Restricted Subsidiary owned or held by the Company or any other Restricted Subsidiary (excluding any such Debt secured by Liens covered in clauses (1) through (15) of the first paragraph of Section 1009) without equally and ratably securing the Securities, would not exceed 15% of Consolidated Net Tangible Assets,

(2) Such Sale and Leaseback Transaction involves the taking back of a lease for a period of less than three years; or

(3) The Company applies, within 180 days after the effective date of the sale or transfer, an amount equal to the greater of (i) the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement and (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by the Chief Executive Officer, the President or the Chief Financial Officer of the Company) to (x) the retirement of Funded Debt (including Notes of any series constituting Funded Debt) of the Company, other than any such Funded Debt that the Company or any Restricted Subsidiary was otherwise obligated to repay within such 180 day period, or (y) to the acquisition of or investment in one or more Principal Properties.

Notwithstanding the foregoing, where the Company or any Restricted Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Company or any other Restricted Subsidiary of the lessee’s obligation thereunder

SECTION 1011. Waiver of Certain Covenants. The Company may, with respect to any series of Notes, omit in any particular instance to comply with any term, provision or condition which affects such series set forth in Section 803, Section 1005, Sections 1008 to 1010, inclusive, and Section 1014 if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Notes of any series, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or any Guarantor and the duties of the Trustee to Holders of Notes of such series in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1012. Purchase of Notes Upon Change of Control. (a) If a Change of Control Triggering Event occurs with respect to a series of Notes, unless the Company has exercised its option to redeem the applicable Notes by notifying the Holders of such Note to such effect the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes of the applicable series as to which the Change of Control Triggering Event has occurred to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s applicable Notes on the terms set forth in such Notes. In the Change of Control Offer, the Company shall be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the applicable Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

(b) Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control Triggering Event, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering event, the Company shall mail a notice (or, to the extent permitted or required by applicable DTC procedures or regulations, send electronically) to Holders of the applicable Notes and the Trustee describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). The notice shall state, among other things:

(1) that a Change of Control Triggering Event has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Notes;

(2) the circumstances and relevant facts regarding such Change of Control;

(3) that the Change of Control Offer is being made pursuant to this Section 1012 and that all Notes properly tendered pursuant to the Change of Control Offer will be accepted for payment on the Change of Control Payment Date;

(4) the Change of Control Payment Date;

(5) the Change of Control Payment;

(6) the name and address of the Paying Agent;

(7) that Notes must be surrendered at least five Business Days prior to the Change of Control Payment Date to the Paying Agent at the office of the Paying Agent, together with the form entitled “Option of Holder to Elect Repayment” which form is annexed to the Notes;

(8) that the Change of Control Payment for any Note which has been properly tendered and not withdrawn will be made promptly following the Change of Control Payment Date;

(9) that any Note not tendered will continue to accrue interest;

(10) that, unless the Company defaults in making the Change of Control Payment, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; and

(11) if mailed or sent prior to the date of consummation of the change of control, that the offer to purchase is conditioned on the Change of Control Triggering Event occurring with respect to the applicable Notes on or prior to the Change of Control Payment Date.

(c) In order to accept the Change of Control Offer the holder must deliver to the Paying Agent at least five Business Days prior to the Change of Control Payment Date, the applicable Note together with the form entitled “Option of Holder to Elect Repayment” which form is annexed to the Notes duly completed, or a telegram, telex, facsimile transmission or letter from member of national securities exchange, or the Financial Industry Regulatory Authority, Inc. or commercial bank or trust company in the United States setting forth:

(1) the name of the Holder of the applicable Note;

(2) the principal amount of the applicable Note;

(3) the principal amount of the applicable Note to be repurchased;

(4) the certificate number or description of the tenor and terms of the applicable Note;

(5) a statement that the Holder is accepting the Change of Control Offer; and

(6) a guarantee that the applicable Note together with the form entitled “Option to Elect Repayment Form” duly completed will be received by the Paying Agent at least five Business Days prior to the Change of Control Payment Date.

Any exercise by Holder of its election to accept the Change of Control Offer shall be irrevocable. The Change of Control Offer may be accepted for less than the entire principal amount of the applicable Note but in that event the principal amount of the applicable Note remaining outstanding after repurchase must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(d) On each Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all applicable Notes or portions of such Notes properly tendered pursuant to the applicable Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control payment in respect of all such Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the applicable Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of the applicable Notes or portions of such Notes being repurchased and that all conditions precedent provided for in the Indenture to the Change of Control Offer and to the repurchase by the Company of the applicable Notes pursuant to the Change of Control Offer have been met.

(e) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all applicable Notes properly tendered and not withdrawn under its offer.

(f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

SECTION 1013. Limitation on Activities of the Company Prior to Consummation of the Acquisition. Prior to the consummation of the Acquisition, the activities of the Company will be limited to issuing the Notes, holding certain equity interests in Subsidiaries of the Company, performing its obligations in respect of the Notes under the

Indenture and the Escrow Agreement including, if required, redeeming the Notes in accordance with Section 1108, maintaining its corporate existence, paying taxes and overhead expenses (including professional fees for legal, tax and accounting services), executing hedging agreements, re-registering as an Irish public limited company, performing its respective obligations under the Cash Bridge Credit Facility and the Permanent Credit Facilities, entering into any other indebtedness to finance the Acquisition or refinance existing indebtedness, performing its obligations under the Transaction Agreement and under the documents relating to the scheme of arrangement pursuant to which the Acquisition is to be consummated, providing indemnification to officers and directors, activities incidental to the consummation of the Acquisition, including the making of intercompany loans, distributions of cash, cash equivalents or Equity Interests and/or the making of other investments, in each case consummated substantially contemporaneously with the consummation of the Acquisition and conducting such other activities as are necessary or appropriate to carry out the activities described in this paragraph. Prior to the consummation of the Acquisition, except as required pursuant to the activities described in the preceding sentence, the Company will not incur any debt other than the Notes, the loans under the Cash Bridge Credit Facility and the Permanent Credit Facilities or intercompany debt, and own, hold or otherwise have any interest in any assets other than the Escrow Account established pursuant to the Escrow Agreement and cash or cash equivalents.

SECTION 1014. Future Guarantors. Until the occurrence of the initial date on which each Guarantor is permanently and unconditionally released and discharged from its guarantee of the Permanent Credit Facilities, the Company shall not permit any of its Subsidiaries, other than a Guarantor, to incur or guarantee the payment of any indebtedness under the Permanent Credit Facilities unless (1) such Subsidiary within 60 days of such incurrence or guarantee (or in the case of any Perrigo Guarantor or Elan Guarantor, substantially concurrently with its guarantee of the Permanent Credit Facilities) executes and delivers a supplemental indenture to this Indenture, substantially in the form attached hereto as Exhibit D, providing for a guarantee of the Notes by such Subsidiary; and (2) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Company as a result of any payment by such Subsidiary under its Guarantee of the Notes. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. In addition, substantially concurrently with the delivery of the same to the Administrative Agent under the Permanent Credit Facilities, each Guarantor shall deliver to the Trustee a favorable Opinion of Counsel to such Guarantor and such other customary documentation as the Trustee may reasonably request. The Guarantees shall be subject to release pursuant to Section 1712.

SECTION 1015. Additional Amounts. All payments made by the Company or any Guarantor (each a “Payor”) on the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) any jurisdiction from or through which payment on the Notes or any guarantee thereof is made, or any political subdivision of governmental authority thereof or therein having the power to tax; or

(2) any jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1) and (2), a “Relevant Taxing Jurisdiction”)

shall at any time be required from any payments made by a Payor with respect to the Notes, including payments of principal, redemption price, interest or premium, the Payor shall pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of the Notes, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable with respect to:

(1) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, partner of, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being or having been a citizen, resident or national thereof or being or having been present or engaged in a trade or carrying on a business in, or having had a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such Notes or enforcement of rights thereunder or under any guarantee thereof or the receipt of payments in respect thereof;

(2) any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of a Holder of Notes to comply with any certification, identification, information or other reporting requirement, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder is not resident in the Relevant Taxing Jurisdiction) (provided that at least 30 days prior to the first payment date with respect to which such withholding, deduction or imposition is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant Holder at that time has been notified (in the manner contemplated by the Indenture) by the Payor or any other person through whom payment may be made of such certification, identification, information or other reporting requirement);

(3) any Taxes, to the extent such Taxes were imposed as a result of a Note being presented for payment (where Notes are legended Notes in certificated form and presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder (except to the extent that the Holder would have been entitled to Additional Amounts had such note been presented during such 30 day period);

(4) any Taxes that are payable otherwise than by withholding from a payment of the principal of, premium, if any, or interest, on the Notes or under any guarantee thereof;

(5) any estate, inheritance, gift, sale, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(6) any Taxes withheld, deducted or imposed on a payment to an individual or a “residual entity” (as interpreted within the context of European Council Directive 2003/48/EC) that are required to be made pursuant to European Council Directive 2003/48/EC Directive or any other directive implementing the conclusions of the ECOFIN Council meeting on November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to such directive;

(7) any Taxes imposed on or with respect to a payment made to a Holder of the Notes who would have been able to avoid such imposition by presenting (where Notes are legended Notes in certificated form and presentation is required) the relevant note to another paying agent in a member state of the European Union;

(8) any Taxes imposed on or with respect to any payment by the Company or a Guarantor to the Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such note; or

(9) any combination of items (1) through (8) above.

As used in this Section 1015, the term “Holder” shall include both a Holder of Notes and a beneficial owner of Notes, as applicable. In the event the Notes are held as Global Notes, the right to receive Additional Amounts shall be determined at the beneficial owner level.

The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor shall furnish to the Trustee (or to a Holder upon written request), within a reasonable time after the date the payment of any Taxes so deducted or withheld is made, such certified copies to each Holder. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the Trustee by the Holders of the Notes upon request and will be made available at the offices of the paying agent.

At least 30 days prior to each date on which any payment under or with respect to the Notes or any guarantee thereof is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will furnish such other information necessary to enable the paying agent to pay such Additional Amounts to Holders on the payment date. Each such Officers’ Certificate shall be relied upon until receipt of a further Officers’ Certificate addressing such matters.

If the Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the Notes or any guarantee thereof, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such Holders as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or taxing authority therein).

Wherever in this Indenture, the Notes or the guarantees there are references in any context, to:

(1) the payment of principal,

(2) purchase prices in connection with a purchase of Notes,

(3) interest, or

(4) any other amount payable on or with respect to the Notes or any guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any Notes or any other document or instrument referred to therein (other than a transfer of the Notes), or the receipt of any payments with respect to the Notes or any guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside any Relevant Taxing Jurisdiction or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes, any guarantee thereof or any other such document or instrument following the occurrence of any event of default with respect to the Notes.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision or taxing authority or agency thereof or therein.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Applicability of Article. Notes of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such Notes and in accordance with this Article.

SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes of such series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1103.

SECTION 1103. Selection by Trustee of Notes to Be Redeemed. If less than all the Notes of any series are to be redeemed, and the Notes are Global Notes, they will be selected for redemption in accordance with Applicable Procedures. If the Notes are not Global Notes, the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Notes of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes of such series; provided, however, that Notes to be redeemed in part shall be redeemed only in amounts of $2,000 or integral multiplies of $1,000 in excess thereof and that the unredeemed portion of any Note redeemed in part shall be in a minimum principal amount of $2,000.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1104. Notice of Redemption. Except as otherwise provided in Section 1108, a notice of redemption shall be given in the manner provided in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price, or if not then ascertainable, the manner of calculation thereof,

(3) if less than all the Outstanding Notes of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

(4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1106) will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) customary conditions;

(6) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed, and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided, in the latter case, such request shall be given by the Company at least ten days’ prior to the date of the giving of the notice (unless a shorter notice shall be satisfactory to the Trustee), which request shall contain all information necessary to prepare such notice.

SECTION 1105. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

SECTION 1106. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and any accrued interest) such Notes shall, cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Registered Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable (but without interest thereon, unless the Company shall default in the payment thereof) to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in such Note.

SECTION 1107. Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge (or cause to be transferred by book entry pursuant to Applicable Procedures), a new Note or Notes of the same series and tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

SECTION 1108. Special Mandatory Redemption.

(a) Terms used in this Section 1108 and not otherwise defined in this Indenture have the meanings set forth in the Escrow Agreement.

(b) All outstanding Notes of each series shall be subject to mandatory redemption (a “Special Mandatory Redemption”) in whole, and not in part, in the event that either:

(i) the Escrow Release Date has not occurred on or prior to the Long Stop Date (as defined below); or

(ii) prior to the Long Stop Date, the Company shall have determined in its discretion that the Escrow Release Conditions cannot be satisfied by such date and shall have provided a Redemption Notice to the Escrow Agent setting forth the date (the “Special Mandatory Redemption Date”) on which the Special Mandatory Redemption will occur;

in which case, pursuant to the Escrow Agreement, the Escrow Agent shall release the Escrow Property to the Trustee.

The “Long Stop Date” means the date that is nine months after July 28, 2013; provided, that if as of such date the conditions to the Acquisition set forth in paragraphs 2, 3, 4 and 5 of Appendix I to the Rule 2.5 announcement made pursuant to the Irish Takeover Panel Act 1997, Takeover Rules 2007 (as amended) (the “Rule 2.5 Announcement”) and to the obligations of the Company, Perrigo and any of their affiliates to effect the Acquisition have been satisfied or would be satisfied if the Acquisition were completed on such date, other than the conditions set forth in paragraphs 3.3, 3.4 and 3.5 of Appendix I to the Rule 2.5 Announcement, the Long Stop Date shall be the date that is one year after July 28, 2013. If the Long Stop Date is extended, the Issuer shall deliver an Officers’ Certificate to the Trustee at or prior to the date that is nine months from July 28, 2013 stating the Long Stop Date as so extended.

(c) In the event that the Trustee receives the Escrow Property pursuant to the Escrow Agreement and this Section 1108, it shall mail or cause to be mailed by first class mail no later than five Business Days following the occurrence of the event triggering the Special Mandatory Redemption, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Such notice shall be prepared by the Company and identify the Notes to be redeemed and state the following information:

(i) the Special Mandatory Redemption Date (which date shall be set forth in an Officers’ Certificate of the Company and shall be no earlier than five (5) Business Days and no later than 30 Business Days following the date of the Redemption Notice);

(ii) the Special Mandatory Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(iii) the applicable clause in the Escrow Agreement pursuant to which the Company is permitted or required to release the Escrow Property;

(iv) the place or places where Notes are to be surrendered for redemption;

(v) that Notes called for redemption must be so surrendered in order to collect the Special Mandatory Redemption Price;

(vi) that on the Special Mandatory Redemption Date, the Special Mandatory Redemption Price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the Special Mandatory Redemption Date; and

(vii) if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(d) The redemption price paid upon a Special Mandatory Redemption (the “Special Mandatory Redemption Price”) shall be the sum of 101% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes of that series from the Issue Date of the Notes of that series, or the last date with respect to the Notes on which interest has been paid or provided for, up to, but not including, the Special Mandatory Redemption Date. If funds sufficient to pay the Special Mandatory Redemption Price are deposited with the paying agent on or before the Special Mandatory Redemption Date, on and after the Special Mandatory Redemption Date, interest shall cease to accrue on the outstanding Notes.

(e) Upon the release of the Escrow Property to the Company in connection with the consummation of the Acquisition, this Section 1108 will cease to apply and will have no further force or effect.

SECTION 1109. Optional Redemption. (a) All or a portion of the 2016 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2016 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2016 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2016 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 10 basis points, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2016 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2016 Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

(b) All or a portion of the 2018 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2018 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2018 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2018 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, plus accrued and unpaid interest on the 2018 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2018 Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

(c) All or a portion of the 2023 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2023 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2023 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 20 basis points, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2023 Notes

being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2023 Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

In addition, the 2023 Notes may be redeemed at the option of the Company in whole at any time or in part from time to time on or after August 15, 2023, at a Redemption Price equal to 100% of the aggregate principal amount of the 2023 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding, the Redemption Date.

(d) All or a portion of the 2043 Notes may be redeemed at the option of the Company at any time or from time to time. The Redemption Price for the 2043 Notes to be redeemed on any Redemption Date will be equal to the greater of the following amounts:

(1) 100% of the principal amount of the 2043 Notes being redeemed on the Redemption Date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the 2043 Notes being redeemed on that Redemption Date (not including any portion of any payments of interest accrued to the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, plus accrued and unpaid interest, if any, and Additional Interest, if any, on the 2043 Notes being redeemed to the Redemption Date. Notwithstanding the foregoing, installments of interest on the 2043 Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holders as of the close of business on the Regular Record Date.

In addition, the 2043 Notes may be redeemed at the option of the Company in whole at any time or in part from time to time on or after May 15, 2043 at a Redemption Price equal to 100% of the aggregate principal amount of the 2043 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding, the Redemption Date.

The Company shall give the Trustee notice of the Redemption Price with respect to any redemption pursuant to this Section 1109 promptly following the calculation thereof and the Trustee shall have no responsibility for such calculation.

SECTION 1110. Tax Redemption. The Company may redeem the Notes of any series in whole, but not in part, at its discretion at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders of the applicable series of Notes (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed by the Company for redemption (a “Tax Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if the Company determines that, as a result of:

(1) any change in, or amendment to, any law or treaty (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any amendment to or any change in the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), the Company, with respect to the Notes or any Guarantor, with respect to its guarantee, as the case may be, is, or on the next interest payment date in respect of the Notes would be, required to pay Additional Amounts. Any Change in Tax Law must become effective on or after the date of the Offering Memorandum. In the case of a successor of the Issuer that is not tax resident in the same jurisdiction as the Issuer or a successor of a Guarantor that is not tax resident in the same jurisdiction as such Guarantor, the Change in Tax Law must become effective after the date that such entity first makes payments on the Notes. Notice of redemption for taxation reasons will be given in accordance with the procedures set forth in Section 1109. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 60 days prior to the earliest date on which the Payor would be obliged to make such payment or withholding if a payment in respect of the Notes or any guarantee were then due and (b) unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the sending or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the trustee (a) an Officers’ Certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by the Company taking reasonable measures available to it and stating that the Company is entitled to effect such redemption and (b) an opinion of an independent tax counsel, which tax counsel shall be reasonably satisfactory to the Trustee, to the effect that the circumstances referred to above exist. The Trustee will accept and shall be entitled to rely on such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent described above, in which event such redemption will be conclusive and binding on the Holders.

ARTICLE TWELVE

SINKING FUNDS

SECTION 1201. Applicability of Article. The Notes will not be subject to any sinking fund.

ARTICLE THIRTEEN

[RESERVED]

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401. Company’s Option to Effect Defeasance or Covenant Defeasance. Defeasance of the Notes of or within a series under Section 1402, or covenant defeasance of or within a series under Section 1403 shall be made in accordance with the terms of such Notes and in accordance with this Article.

SECTION 1402. Defeasance and Discharge. Upon the Company’s exercise of the above option applicable to this Section with respect to any Notes of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Notes on the date the conditions set forth in Section 1404 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, such instrument to be based (where trust funds have been deposited with another trustee in accordance with Section 1404) solely and without independent investigation on the certification of the Company that all conditions set forth in Section 1404 have been satisfied), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Notes when such payments are due, (B) the Company’s obligations with respect to such Notes under Sections 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Notes.

SECTION 1403. Covenant Defeasance. Upon the Company’s exercise of the above option applicable to this Section with respect to any Notes of or within a series, the Company shall be released from its obligations under Sections 1009 and 1010, with respect to such Outstanding Notes on and after the date the conditions set forth in Section 1404 are satisfied (hereinafter, “covenant defeasance”), and such Notes shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 1009 and 1010, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1404. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 1402 or Section 1403 to any Outstanding Notes of or within a series:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount, or (B) Government Obligations applicable to such Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Notes, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or another trustee satisfying the requirements of Section 607) to pay and discharge, the principal of (and premium, if any) and interest, if any, on such Outstanding Notes to the Maturity of such principal or installment of principal or interest on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes.

(2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (4) and (5) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(4) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, subject to customary assumptions and exclusions, the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance.

(5) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance.

(6) [Reserved]

(7) If the Notes are to be optionally redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable instructions to give such notice.

(8) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to paragraph (1) above and the related exercise of the Company’s option under Section 1402 or Section 1403 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit, or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the “Trustee”) pursuant to Section 1404 in respect of any Outstanding Notes of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

ARTICLE FIFTEEN

[Reserved]

ARTICLE SIXTEEN

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS, DIRECTORS AND EMPLOYEES

SECTION 1601. Exemption from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company, the Guarantors or of any successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Notes.

ARTICLE SEVENTEEN

GUARANTEE

SECTION 1701. Guarantors’ Guarantee.

(a) The Guarantors hereby irrevocably and unconditionally guarantee to the Holders from time to time of the Notes and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at stated maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest on the Notes (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest), the Redemption Price, if applicable, and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under this Indenture or the Notes. Upon failure by the Company to pay punctually any such amount, the Guarantors shall forthwith pay the amount not so paid at the place and in the manner specified in the Notes and this Indenture. The Guarantors agree that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for winding-up, liquidation, reorganization, or for the appointment of an examiner, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any such Note is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on any such Note, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.

SECTION 1702. Guarantee Unconditional. The obligations of each Guarantor under this Article Seventeen shall be irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver (to the extent permitted by applicable law) or release in respect of any obligation of the Company or any other Guarantor under this Indenture or the Notes, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or the Notes;

(c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Company or any other Guarantor under this Indenture or the Notes;

(d) any change in the organizational existence, structure or ownership of the Company or any other Guarantor, or any insolvency, bankruptcy, examinership, reorganization or other similar proceeding affecting the Company or any other Guarantor or their assets or any resulting release or discharge of any obligation of the Company or any other Guarantor contained in this Indenture or the Notes;

(e) the existence of any claim, set-off or other rights any Guarantor may have at any time against the Company, any Holder or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f) any illegality, invalidity or unenforceability relating to or against the Company or any other Guarantor for any reason of this Indenture or the Notes, or any provision of applicable law or regulation purporting to prohibit any borrowing by the Company or the payment by the Company of the principal of or interest on any Note or by the Company or any other Guarantor of any other amount payable by it under this Indenture or the Notes; or

(g) any other act or omission to act or delay of any kind by the Company, any other Guarantor, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause (g), constitute a legal or equitable discharge of such Guarantor’s obligations hereunder.

All rights of the Holder of any Note pursuant thereto or to this Guarantee or the Trustee on behalf of each Holder may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Company or any Guarantor. The Guarantees shall be subject to release pursuant to Section 1712.

SECTION 1703. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor’s obligations under this Article Seventeen shall remain in full force and effect until the entire principal, premium (if any), interest, Redemption Price, if any, and Special Mandatory Redemption Price (if any) on the Notes and all other amounts payable by the Company under this Indenture and the Notes shall have been paid in full. If at any time any payment of the principal of, premium (if any), or interest on the Notes or any other amount payable or paid by the Company or any other Guarantor under this Indenture or the Notes is rescinded or must be otherwise restored or returned to the Company or any other

Guarantor, or any custodian, trustee, liquidator, examiner or other similar official acting in relation to the Company or any other Guarantor upon the insolvency, bankruptcy, examinership or reorganization of the Company or any other Guarantor or otherwise, such Guarantor’s obligations under this Article Seventeen with respect to such payment shall be reinstated at such time in full force and effect as though such payment had been due but not made at such time. Upon the delivery by the Company to the Trustee of any Officers’ Certificate to the effect that the entire principal, premium (if any), interest, Redemption Price (if any) and/or Special Mandatory Redemption Price (if any) on the Notes and all other amounts payable by the Company under this Indenture and the Notes have been paid in full, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under this Indenture and the applicable series of Notes.

SECTION 1704. Waiver by Guarantors. To the extent permitted by applicable law, the Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, the Guarantors or any other Person.

SECTION 1705. Subrogation. To the extent permitted by applicable law, the Guarantors irrevocably waive any and all rights to which they may be entitled, by operation of law or otherwise, upon making any payment pursuant to this Article Seventeen, to be subrogated to the rights of the payee against the Company with respect to such payment or against any direct or indirect security therefor, or otherwise to be reimbursed, indemnified or exonerated by or for the account of the Company in respect thereof.

SECTION 1706. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy, examinership or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture shall nonetheless be payable by the Guarantors hereunder forthwith on demand by a Holder or the Trustee on behalf of such Holders.

SECTION 1707. Limitation on Obligations of Guarantor. The Guarantors and by their acceptance hereof each Holder confirms that it is the intention of all such parties that the Guarantees do not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance (including, with respect to Irish law, Section 286 of the Companies Act 1963 (as amended) of Ireland and Section 139 of the Companies Act 1990 of Ireland). The obligations of the Guarantors under this Article Seventeen shall be limited to an aggregate amount equal to the largest amount that would not render the Guarantors’ obligation a fraudulent conveyance or subject to avoidance under (i) Section 548 of the United States Bankruptcy Code, (ii) Section 60 of the Companies Act 1963 (as amended) of Ireland, or (iii) any comparable provisions of applicable law.

SECTION 1708. Scheme. The obligations and liabilities of the Guarantors under this Guarantee shall not be affected by any reduction occurring in, or other arrangement being made relating to the liabilities of the Company or any other Guarantor to the Holders as a result of any arrangement or composition, made pursuant to any of the provisions of the Irish Companies (Amendment) Act 1990 or any analogous provisions in any other jurisdiction or made pursuant to any proceedings or actions whatsoever and whether or not following the appointment of an administrator, administrative receiver, trustee, liquidator, receiver or examiner or any similar officer or any analogous event occurring under the laws of any relevant jurisdiction to the Company or any other Guarantor or over all or a substantial part of the assets (as the case may be) of the Company or any other Guarantor and each Guarantor hereby agrees with and to the Holders and the Trustee, for itself and on behalf of each Holder, that the amount recoverable by the Holders or the Trustee from each Guarantor hereunder will be and will continue to be the full amount which would have been recoverable by the Holders or the Trustee from such Guarantor in respect of such Guarantor’s liabilities had no such arrangement or composition or event as aforesaid been entered into.

SECTION 1709. Marshaling. None of the Holders or the Trustee, for itself or on behalf of each Holder, shall be under any obligation (a) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Guarantors hereunder or (b) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lessen the Guarantors’ burden, any right to which the Guarantors hereby expressly waive (to the extent permitted by applicable law).

SECTION 1710. Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1711. Benefits Acknowledged. The Guarantors acknowledge that they will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that their Guarantee and waivers (to the extent permitted by applicable law) pursuant to their Guarantee are knowingly made in contemplation of such benefits.

SECTION 1712. Release of Guarantees.

(a) The Guarantee of the Notes by a Guarantor shall be automatically, permanently and unconditionally released and discharged upon:

(i) the consummation of any transaction permitted under this Indenture (including a sale, transfer, disposition or distribution of such Guarantor to a Person that is not the Company or one of its Subsidiaries) resulting in such Guarantor ceasing to be a Subsidiary;

(ii) upon the merger or consolidation of any Guarantor with and into the Company or upon the liquidation of such Guarantor following the transfer of all of its assets to the Company;

(iii) the release or discharge of the guarantee by such Guarantor of all outstanding indebtedness under the Permanent Credit Facilities; or

(iv) the exercise by the Company of its legal defeasance option or covenant defeasance option pursuant to Article Fourteen or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture; and

(b) such Guarantor delivering to the Trustee an Officers’ Certificate of such Guarantor and the Company and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction or release and discharge have been complied with.

SECTION 1713. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

PRESENT when the common seal of PERRIGO COMPANY LIMITED was affixed hereto and this instrument was delivered

/s/ Lorraine Egan
Name:	Lorraine Egan
Title:	Director

/s/ Tudor Trust Limited
Name:	for and on behalf of Tudor Trust Limited
Title:	Secretary

(signatures continued on next page)

Signature Page to Indenture

LEOPARD COMPANY

/s/ Todd Kingma
Name:	Todd Kingma
Title:	President

Signature Page to Indenture

PRESENT when the common seal of HABSONT LIMITED was affixed hereto and this instrument was delivered

/s/ Lorraine Egan
Name:	Lorraine Egan
Title:	Director

/s/ Tudor Trust Limited
Name:	for and on behalf of Tudor Trust Limited
Title:	Secretary

Signature Page to Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Gregory S. Clarke
	Name:	Gregory S. Clarke
	Title:	Vice President

Signature Page to Indenture

EXHIBIT A1

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A1-1

CUSIP: [    ]1

ISIN: [    ]1

[RULE 144A] [REGULATION S] GLOBAL SECURITY

1.30% Senior Note due 2016

No.[RA-[•]][TRS-[•]][RS-[•]]

PERRIGO COMPANY LIMITED

(to be re-registered as a public limited company and renamed PERRIGO COMPANY PLC)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

PERRIGO COMPANY LIMITED, a limited company organized under the laws of Ireland (herein called the “Company”), which will be re-registered as a public limited company and renamed PERRIGO COMPANY PLC at or prior to the effective time of the Acquisition, and shall, upon such re-registration, be the “Company” hereunder, for value received, hereby promises to pay to CEDE & CO. as nominee of The Depository Trust Company or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto, on November 8, 2016 and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 8, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 8 and November 8 of each year, commencing May 8, 2014, at the rate of 1.30% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 24 or October 24 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[1]	CUSIP: Rule 144A: [•]

Regulation S: [•]

ISIN: Rule 144A: [•]

Regulation S: [•]

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This Global Note is one of the duly authorized notes of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of November 8, 2013 (the “Indenture”), among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Notes of the series designated 1.30% Senior Notes due 2016, initially limited in aggregate principal amount to $500,000,000 (the “2016 Notes”). Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes of this series and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes of this series; provided, that any Additional Notes that are not fungible for U.S. federal income tax purposes with the Initial Notes of such series shall be issued under a separate CUSIP number.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Notes and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Notes (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Notes.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Note Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Note Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the note registrar (the “Note Registrar”) for the Notes. The Company may change any Paying Agent at any time without notice to Holders of the Notes. The Notes are in registered form without coupons in denominations of $200,000 of the principal amount and integral multiples of $1,000 in excess of $200,000. A Holder of Notes may register the transfer or exchange of Notes in accordance with the terms of this Global Note. The Note Registrar may require a Holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

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At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2016 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Note is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the Notes of this series, unless the Company has exercised its option to redeem the Notes of this series pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the Notes of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes of this series on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes of this series, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed or sent prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Notes occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional Notes of this series may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Notes at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each such series to be affected; provided, however, that, without the consent of the Holder of each Note so affected, no such supplemental indenture shall, among other things, change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1015 (except as contemplated by Section 801 and permitted by Section 901(1)), or reduce the amount of the principal of a Note of such series that would

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be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or modify any of the provisions of Section 902, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note of such series.

The Holders of a majority in principal amount of the Notes of any series at the time Outstanding may on behalf of the Holders of all the Notes of such series at the time Outstanding waive certain past defaults under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Global Note issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Note or such other Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall affect or impair the right of the Holder of this Global Note to receive payment of the principal of and interest and Additional Interest, if any, on this Global Note at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Note for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Note in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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For purposes of the Indenture this Global Note constitutes a Note issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Note may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Note notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Note. If a successor Depository for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Notes of this series shall no longer be represented by a Global Note. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Notes of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Note for individual Notes, this Global Note shall be canceled by the Trustee. Notes issued in exchange for this Global Note pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose name such Notes are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Notes of this series (except for the obligations to register the transfer or exchange of such Notes, to replace mutilated, destroyed, lost or stolen Notes of this series, to maintain an office or agency in respect of the Notes of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Notes of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Lease-Back Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Notes of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Perrigo Company Limited has caused this instrument to be signed by its authorized officer, manually or in facsimile.

Dated:

PRESENT when the common seal of PERRIGO COMPANY LIMITED was affixed hereto and this instrument was delivered

Name: Title:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory Dated:

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

                                                                                                   the within Global Note, and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                    attorney to transfer said Global Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

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OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Note purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

Section 1012

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Note must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

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EXHIBIT A2

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

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CUSIP: [     ]2

ISIN: [     ]1

[RULE 144A] [REGULATION S] GLOBAL SECURITY

2.30% Senior Note due 2018

No.[RA-[•]][TRS-[•]][RS-[•]]

PERRIGO COMPANY LIMITED

(to be re-registered as a public limited company and renamed PERRIGO COMPANY PLC)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

PERRIGO COMPANY LIMITED, a limited company organized under the laws of Ireland (herein called the “Company”), which will be re-registered as a public limited company and renamed PERRIGO COMPANY PLC at or prior to the effective time of the Acquisition, and shall, upon such re-registration, be the “Company” hereunder, for value received, hereby promises to pay to CEDE & CO. as nominee of The Depository Trust Company or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto, on November 8, 2018 and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 8, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 8 and November 8 of each year, commencing May 8, 2014, at the rate of 2.30% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 24 or October 24 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[2]	CUSIP: Rule 144A: [•]
Regulation S: [•]

ISIN: Rule 144A: [•]
Regulation S: [•]

A2-2

This Global Note is one of the duly authorized notes of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of November 8, 2013 (the “Indenture”), among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Notes of the series designated 2.30% Senior Notes due 2018, initially limited in aggregate principal amount to $600,000,000 (the “2018 Notes”). Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes of this series and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes of this series; provided, that any Additional Notes that are not fungible for U.S. federal income tax purposes with the Initial Notes of such series shall be issued under a separate CUSIP number.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Notes and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Notes (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Notes.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Note Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Note Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the note registrar (the “Note Registrar”) for the Notes. The Company may change any Paying Agent at any time without notice to Holders of the Notes. The Notes are in registered form without coupons in denominations of $200,000 of the principal amount and integral multiples of $1,000 in excess of $200,000. A Holder of Notes may register the transfer or exchange of Notes in accordance with the terms of this Global Note. The Note Registrar may require a Holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

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At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2018 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Note is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the Notes of this series, unless the Company has exercised its option to redeem the Notes of this series pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the Notes of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes of this series on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes of this series, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed or sent prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Notes occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional Notes of this series may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Notes at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each such series to be affected; provided, however, that, without the consent of the Holder of each Note so affected, no such supplemental indenture shall, among other things, change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1015 (except as contemplated by Section 801 and permitted by Section 901(1)), or reduce the amount of the principal of a Note of such series that would

A2-4

be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or modify any of the provisions of Section 902, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note of such series.

The Holders of a majority in principal amount of the Notes of any series at the time Outstanding may on behalf of the Holders of all the Notes of such series at the time Outstanding waive certain past defaults under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Global Note issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Note or such other Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall affect or impair the right of the Holder of this Global Note to receive payment of the principal of and interest and Additional Interest, if any, on this Global Note at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Note for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Note in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

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For purposes of the Indenture this Global Note constitutes a Note issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Note may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Note notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Note. If a successor Depository for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Notes of this series shall no longer be represented by a Global Note. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Notes of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Note for individual Notes, this Global Note shall be canceled by the Trustee. Notes issued in exchange for this Global Note pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose name such Notes are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A2-6

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Notes of this series (except for the obligations to register the transfer or exchange of such Notes, to replace mutilated, destroyed, lost or stolen Notes of this series, to maintain an office or agency in respect of the Notes of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Notes of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Lease-Back Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Notes of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A2-7

IN WITNESS WHEREOF, Perrigo Company Limited has caused this instrument to be signed by its authorized officer, manually or in facsimile.

Dated:

PRESENT when the common seal of PERRIGO COMPANY LIMITED was affixed hereto and this instrument was delivered

Name: Title:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory Dated:

A2-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

                                                                                                   the within Global Note, and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                      attorney to transfer said Global Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

A2-9

OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Note purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

Section 1012

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Note must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

A2-11

EXHIBIT A3

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A3-1

CUSIP: [      ]3

ISIN: [      ]1

[RULE 144A] [REGULATION S] GLOBAL SECURITY

4.00% Senior Note due 2023

No.[RA-[•]][TRS-[•]][RS-[•]]

PERRIGO COMPANY LIMITED

(to be re-registered as a public limited company and renamed PERRIGO COMPANY PLC)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

PERRIGO COMPANY LIMITED, a limited company organized under the laws of Ireland (herein called the “Company”), which will be re-registered as a public limited company and renamed PERRIGO COMPANY PLC at or prior to the effective time of the Acquisition, and shall, upon such re-registration, be the “Company” hereunder, for value received, hereby promises to pay to CEDE & CO. as nominee of The Depository Trust Company or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto, on November 15, 2023 and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 8, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year, commencing May 15, 2014, at the rate of 4.00% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[3]	CUSIP: Rule 144A: [•]
Regulation S: [•]

ISIN: Rule 144A: [•]
Regulation S: [•]

A3-2

This Global Note is one of the duly authorized notes of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of November 8, 2013 (the “Indenture”), among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Notes of the series designated 4.00% Senior Notes due 2023, initially limited in aggregate principal amount to $800,000,000 (the “2023 Notes”). Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes of this series and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes of this series; provided, that any Additional Notes that are not fungible for U.S. federal income tax purposes with the Initial Notes of such series shall be issued under a separate CUSIP number.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Notes and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Notes (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Notes.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Note Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Note Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the note registrar (the “Note Registrar”) for the Notes. The Company may change any Paying Agent at any time without notice to Holders of the Notes. The Notes are in registered form without coupons in denominations of $200,000 of the principal amount and integral multiples of $1,000 in excess of $200,000. A Holder of Notes may register the transfer or exchange of Notes in accordance with the terms of this Global Note. The Note Registrar may require a Holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

A3-3

At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2023 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Note is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the Notes of this series, unless the Company has exercised its option to redeem the Notes of this series pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the Notes of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes of this series on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes of this series, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed or sent prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Notes occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional Notes of this series may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Notes at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each such series to be affected; provided, however, that, without the consent of the Holder of each Note so affected, no such supplemental indenture shall, among other things, change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1015 (except as contemplated by Section 801 and permitted by Section 901(1)), or reduce the amount of the principal of a Note of such series that would

A3-4

be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or modify any of the provisions of Section 902, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note of such series.

The Holders of a majority in principal amount of the Notes of any series at the time Outstanding may on behalf of the Holders of all the Notes of such series at the time Outstanding waive certain past defaults under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Global Note issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Note or such other Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall affect or impair the right of the Holder of this Global Note to receive payment of the principal of and interest and Additional Interest, if any, on this Global Note at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Note for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Note in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

A3-5

For purposes of the Indenture this Global Note constitutes a Note issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Note may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Note notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Note. If a successor Depository for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Notes of this series shall no longer be represented by a Global Note. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Notes of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Note for individual Notes, this Global Note shall be canceled by the Trustee. Notes issued in exchange for this Global Note pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose name such Notes are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A3-6

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Notes of this series (except for the obligations to register the transfer or exchange of such Notes, to replace mutilated, destroyed, lost or stolen Notes of this series, to maintain an office or agency in respect of the Notes of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Notes of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Lease-Back Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Notes of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A3-7

IN WITNESS WHEREOF, Perrigo Company Limited has caused this instrument to be signed by its authorized officer, manually or in facsimile.

Dated:

PRESENT when the common seal of PERRIGO COMPANY LIMITED was affixed hereto and this instrument was delivered

Name: Title:

Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory Dated:

A3-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

                                                                                                   the within Global Note, and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                   attorney to transfer said Global Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

A3-9

OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Note purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

Section 1012

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Note must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A3-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

A3-11

EXHIBIT A4

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Global Note Legend, if applicable pursuant to the provisions of the Indenture]

A4-1

CUSIP: [     ]4

ISIN: [     ]1

[RULE 144A] [REGULATION S] GLOBAL SECURITY

5.30% Senior Note due 2043

No.[RA-[•]][TRS-[•]][RS-[•]]

PERRIGO COMPANY LIMITED

(to be re-registered as a public limited company and renamed PERRIGO COMPANY PLC)

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

PERRIGO COMPANY LIMITED, a limited company organized under the laws of Ireland (herein called the “Company”), which will be re-registered as a public limited company and renamed PERRIGO COMPANY PLC at or prior to the effective time of the Acquisition, and shall, upon such re-registration, be the “Company” hereunder, for value received, hereby promises to pay to CEDE & CO. as nominee of The Depository Trust Company or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto, on November 15, 2043 and to pay interest thereon, including Additional Interest, if any, payable pursuant to the Registration Rights Agreement, from November 8, 2013 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year, commencing May 15, 2014, at the rate of 5.30% per annum until the principal hereof is paid or made available for payment (each such date, an “Interest Payment Date”). The interest and Additional Interest, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not that date is a Business Day) immediately preceding the applicable Interest Payment Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Any such interest and Additional Interest, if any, not punctually paid or duly provided for will forthwith cease to be payable to the Holder hereof on such Regular Record Date and may either be paid to the Person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holder hereof not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

[4]	CUSIP: Rule 144A: [•]
Regulation S: [•]

ISIN: Rule 144A: [•]
Regulation S: [•]

A4-2

This Global Note is one of the duly authorized notes of the Company (herein called the “Notes”) issued and to be issued in one or more series under an Indenture dated as of November 8, 2013 (the “Indenture”), among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as Trustee, (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Notes represented hereby), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is a Global Note representing the Notes of the series designated 5.30% Senior Notes due 2043, initially limited in aggregate principal amount to $400,000,000 (the “2043 Notes”). Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes of this series and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes of this series; provided, that any Additional Notes that are not fungible for U.S. federal income tax purposes with the Initial Notes of such series shall be issued under a separate CUSIP number.

Pursuant to Article Seventeen of the Indenture, the Guarantors irrevocably and unconditionally Guarantee to the Holders from time to time of the Notes and to the Trustee, for itself and on behalf of each Holder, the full and punctual payment (whether at Stated Maturity, upon acceleration, redemption or otherwise) of the principal of, premium, if any, on and interest and Additional Interest, if any, on the Notes (including interest on overdue principal and, to the extent permitted by applicable law, on overdue interest) and the Special Mandatory Redemption Price (if any), and the full and punctual payment of all other amounts payable by the Company and performance of obligations of the Company under the Indenture or the Notes.

Payment of the principal of and any interest and Additional Interest, if any, on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and in immediately available funds; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to an account of the Person entitled thereto as such account shall be provided to the Note Registrar (as defined below) at least 15 days prior to the applicable Interest Payment Date and shall appear in the Note Register.

Initially the Trustee will act as paying agent (the “Paying Agent”) and the note registrar (the “Note Registrar”) for the Notes. The Company may change any Paying Agent at any time without notice to Holders of the Notes. The Notes are in registered form without coupons in denominations of $200,000 of the principal amount and integral multiples of $1,000 in excess of $200,000. A Holder of Notes may register the transfer or exchange of Notes in accordance with the terms of this Global Note. The Note Registrar may require a Holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted in the Indenture.

A4-3

At the Company’s option or pursuant to the Company’s obligation, as applicable, the 2043 Notes may be redeemed, in each case, prior to the Stated Maturity, as provided in Article Eleven of the Indenture. This Global Note is not subject to any sinking fund provision.

Pursuant to Section 1012 of the Indenture, upon the occurrence of a Change of Control Triggering Event with respect to the Notes of this series, unless the Company has exercised its option to redeem the Notes of this series pursuant to Article Eleven of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of the Notes of this series to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes of this series on the terms set forth in such Section. In a Change of Control Offer the Company shall offer payment in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase Within 30 days following any Change of Control Triggering Event, or at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes of this series, and a copy of such notice shall be delivered to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of this series on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice shall, if mailed or sent prior to the date of consummation of the Change of Control state that the offer to purchase is conditioned on the Change of Control Triggering Event with respect to the applicable Notes occurring on or prior to the Change of Control Payment Date.

If an Event of Default with respect to this Global Note shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture. During such a case, no additional Notes of this series may be issued if an Event of Default has occurred.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in stated principal amount of the Notes at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes of each such series to be affected; provided, however, that, without the consent of the Holder of each Note so affected, no such supplemental indenture shall, among other things, change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable upon the redemption thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1015 (except as contemplated by Section 801 and permitted by Section 901(1)), or reduce the amount of the principal of a Note of such series that would

A4-4

be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the percentage in principal amount of the Outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or modify any of the provisions of Section 902, Section 513 or Section 1011, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note of such series.

The Holders of a majority in principal amount of the Notes of any series at the time Outstanding may on behalf of the Holders of all the Notes of such series at the time Outstanding waive certain past defaults under the Indenture and their consequences, subject to the conditions and as provided in the Indenture.

Any such consent or waiver or other action by the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Global Note issued upon registration of transfer hereof or in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Global Note or such other Global Note.

No reference herein to the Indenture and no provision of this Global Note or of the Indenture shall affect or impair the right of the Holder of this Global Note to receive payment of the principal of and interest and Additional Interest, if any, on this Global Note at the time and places, at the rate and in the coin or currency herein prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, particularly the limitations set forth in the third, fourth, fifth, and sixth succeeding paragraphs, upon surrender of this Global Note for registration of transfer or exchange at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, a new Global Note in authorized denominations, for the same aggregate principal amount, will be issued to the designated transferee or transferees or the Holder hereof in exchange herefor, without charge except for any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

A4-5

For purposes of the Indenture this Global Note constitutes a Note issued in permanent global form. The initial depository therefor shall be The Depository Trust Company (herein referred to, together with any successor thereto provided for herein, as the “Depository”).

Subject to the provisions set forth below, this Global Note may be transferred, in whole but not in part and in the manner provided in Section 305 of the Indenture, only to a nominee of the Depository, or to the Depository, or a successor Depository appointed by the Company, or to a nominee of such successor Depository.

If at any time the Depository for this Global Note notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository for this Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository for this Global Note. If a successor Depository for this Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange for this Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor.

The Company may, at any time and in its sole discretion, determine that the Notes of this series shall no longer be represented by a Global Note. In such event, and subject to the procedures of the Depository, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this series in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Global Note in exchange herefor. Such exchange shall also occur if an Event of Default with respect to the Notes of this series has occurred and is continuing

In any exchange provided for in any of the preceding two paragraphs, the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form without coupons, in denominations of $2,000 and any integral multiple thereof. Upon the exchange in whole of this Global Note for individual Notes, this Global Note shall be canceled by the Trustee. Notes issued in exchange for this Global Note pursuant to the preceding two paragraphs shall be registered in such names and in such authorized denominations as the Depository for this Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose name such Notes are so registered.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A4-6

The Indenture contains provisions under which the Company may, at its option, at any time either (i) be discharged from its obligations with respect to the Notes of this series (except for the obligations to register the transfer or exchange of such Notes, to replace mutilated, destroyed, lost or stolen Notes of this series, to maintain an office or agency in respect of the Notes of this series and to hold moneys for payment in trust), or (ii) be released from its obligations with respect to the Notes of this series under Sections 1009 (Limitation on Liens) and 1010 (Limitation on Sale and Lease-Back Transactions) of the Indenture and related Events of Default, in each case upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to the Notes of this series.

No recourse under or upon any obligation, covenant or agreement of the Indenture or this Global Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer or director, as such, past, present or future, of the Company or any Guarantor or of any successor corporation, either directly or through the Company or any Guarantor whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Global Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A4-7

IN WITNESS WHEREOF, Perrigo Company Limited has caused this instrument to be signed by its authorized officer, manually or in facsimile.

Dated:

PRESENT when the common seal of PERRIGO COMPANY LIMITED was affixed hereto and this instrument was delivered

Name:
Title:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Dated:

A4-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Print or Type Name and Address including Zip Code of Assignee)

                                                                                                   the within Global Note, and all rights thereunder, hereby irrevocably constituting and appointing                                                                                            attorney to transfer said Global Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTE: The signature to this assignment must correspond to the name as written upon the face of the within Global Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in the City of New York or by a member of the New York Stock Exchange.

A4-9

OPTION OF HOLDER TO ELECT REPAYMENT

If you want to elect to have this Note purchased by the Company pursuant to Section 1012 of the Indenture, check the box below:

Section 1012

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1012 of the Indenture, state the amount you elect to have purchased ($2,000 or an integral multiple of $1,000 in excess thereof, provided, that any unpurchased portion of this Note must be in a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof):

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A4-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Note is $                        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

A4-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

PERRIGO COMPANY LIMITED (to be re-registered as a public limited company and renamed PERRIGO COMPANY PLC)

33 Sir John Rogerson’s Quay, Dublin 2, Ireland

Wells Fargo Bank, National Association

608 Second Avenue South, N9303-121

Minneapolis, Minnesota 55479

Attention: Corporate Trust Operations

Email:	DAPSReorg@wellsfargo.com

Re: [     %] Senior Notes due 20[     ]

Reference is hereby made to the Indenture, dated as of November 8, 2013 (the “Indenture”), among Perrigo Company Limited, a limited company organized under the laws of Ireland, which will be re-registered as a public limited company and renamed Perrigo Company plc (the “Company”), the Guarantors party thereto from time to time and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                         (the “Transferor”) owns and proposes to transfer the 20[     ]Note[s] or interest in such 20[     ] Note[s] specified in Annex A hereto, in the principal amount of $            in such 20[     ]Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL SECURITY, OR A DEFINITIVE SECURITY PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY OR A DEFINITIVE SECURITY PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)	such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit B-1 to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

4. CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY OR OF AN UNRESTRICTED DEFINITIVE SECURITY.

(a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Company under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuers and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any

State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

5. CHECK IF TRANSFEROR IS AN AFFILIATE OF THE COMPANY.

6. CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]
By:
Name: Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP [ ]), or

(ii)	Regulation S Global Note (CUSIP [ ]), or

(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP [ ]), or

(ii)	Regulation S Global Note (CUSIP [ ]), or

(iii)	Unrestricted Global Note (CUSIP [ ]), or

(b)	a Restricted Definitive Note; or

(c)	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

PERRIGO COMPANY LIMITED (to be re-registered as a public limited company and renamed PERRIGO COMPANY PLC)

33 Sir John Rogerson’s Quay, Dublin 2, Ireland

Wells Fargo Bank, National Association

608 Second Avenue South, N9303-121

Minneapolis, Minnesota 55479

Attention: Corporate Trust Operations

Email: DAPSReorg@wellsfargo.com

Re: [     %] Senior Notes due 20[    ]

Reference is hereby made to the Indenture, dated as of November 8, 2013 (the “Indenture”), among Perrigo Company Limited, a limited company organized under the laws of Ireland, which will be re-registered as a public limited company and renamed Perrigo Company plc (the “Company”), the Guarantors party thereto from time to time and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            (the “Owner”) owns and proposes to exchange the 20[ ] Note[s] or interest in such 20[ ] Note[s] specified herein, in the principal amount of $            in such 20[ ] Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1) EXCHANGE OF RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY FOR UNRESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURITY

a)

CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

b)	CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

c)	CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

d)	CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO UNRESTRICTED DEFINITIVE SECURITY. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

2) EXCHANGE OF RESTRICTED DEFINITIVE SECURITY OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITY FOR RESTRICTED DEFINITIVE SECURITIES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURITIES

a)

CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY TO RESTRICTED DEFINITIVE SECURITY. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the

Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b)	CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURITY TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

3) CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.

4) CHECK IF OWNER IS EXCHANGING THIS SECURITY IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated             .

[Insert Name of Transferor]
By:
Name: Title:

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

Supplemental Indenture, dated as of [ ], 20[ ], (this “Supplemental Indenture”) among Perrigo Company Limited, a limited company organized under the laws of Ireland, which will be re-registered as a public limited company and renamed Perrigo Company plc (the “Company”), the guarantors party hereto (the “New Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors (as defined in the Indenture) and the Trustee are parties to an indenture (the “Indenture”), dated as [•], 2013, as supplemented from time to time, providing for the issuance by the Company of $[•] aggregate principal amount of [•]% Senior Notes due 2016 (the “2016 Notes”), $[•] aggregate principal amount of [•]% Senior Notes due 2018 (the “2018 Notes”), $[•] aggregate principal amounts of [•]% Senior Notes due 2023 (the “2023 Notes”) and $[•] aggregate principal amount of [•]% Senior Notes due 2043 (the “2043 Notes” and, together with the 2016 Notes, the 2018 Notes and the 2023 Notes, the “Notes”);

WHEREAS, Section 1014 of the Indenture provides that under certain circumstances, a Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall irrevocably and unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “New Guarantee”); and

WHEREAS, pursuant to Section 903 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3) Guarantee. Each New Guarantor agrees, on a joint and several basis with all existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the obligations of the Company pursuant to and as set forth in Article Seventeen of the Indenture.

(4) Release of Guarantee.

(a) The Guarantee of each New Guarantor shall be automatically and unconditionally released and discharged upon:

(i) the consummation of any transaction permitted under the Indenture (including a sale, transfer, disposition or distribution of such Guarantor to a Person that is not the Company or one of its Subsidiaries) resulting in such Guarantor ceasing to be a Subsidiary;

(ii) upon the merger or consolidation of any Guarantor with and into the Company or upon the liquidation of such Guarantor following the transfer of all of its assets to the Company;

(iii) the release or discharge of the guarantee by such Guarantor of all outstanding indebtedness under the Permanent Credit Facilities; or

(iv) the exercise by the Company of its legal defeasance option or covenant defeasance option pursuant to Article Fourteen of the Indenture or the discharge of the Company’s obligations under the Indenture in accordance with the terms of the Indenture; and

(b) such Guarantor delivering to the Trustee an Officers’ Certificate of such Guarantor or the Company and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with.

(5) Severability. In case any provision of this New Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(6) Benefits Acknowledged. Each of the New Guarantors acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its guarantee and waivers (to the extent permitted by applicable law) pursuant to the New Guarantee are knowingly made in contemplation of such benefits.

(7) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of a New Guarantor shall have any liability for any obligations of the Company or the Guarantors (including a New Guarantor) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(8) Trustee Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the New Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

(9) Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterparty may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(10) Headings. The headings of the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[signature pages follow]

[NEW GUARANTORS]

By:
Name:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Title: